EXHIBIT B



                            STOCK PURCHASE AGREEMENT


                                  BY AND AMONG

                         YORK INSURANCE HOLDINGS, INC.,

                        YORK INSURANCE ACQUISITION, INC.

                                       AND

                               THOMAS C. MACARTHUR

                          DATED AS OF DECEMBER 23, 2005

                            STOCK PURCHASE AGREEMENT


     This STOCK PURCHASE AGREEMENT (the "Agreement") is dated as of December 23, 2005 by and among York Insurance Holdings, Inc., a Delaware corporation ("Parent"), York Insurance Acquisition, Inc., a Delaware corporation ("Buyer" and together with Parent, "Buyer Parties"), and Thomas C. MacArthur, an individual ("Seller").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, Seller holds 500 common shares (the "MacArthur Shares") of York Insurance Services Group, Inc., a Delaware corporation ("York"), which common shares constitute fifty percent of the outstanding Equity Securities of York, and desires to (i) sell such number of the MacArthur Shares to Buyer equal to the MacArthur Sale Amount (the "MacArthur Sale") and (ii) contribute such number of the MacArthur Shares (the "MacArthur Contribution Shares") to Parent equal to the MacArthur Contribution Amount (the "MacArthur Contribution" and, together with the MacArthur Sale, the "MacArthur Transactions");

     WHEREAS, the parties hereto intend that the MacArthur Contribution and the Parent Capitalization will be effective simultaneously at the Closing and that the MacArthur Contribution, taken together with the simultaneous Parent Capitalization and the MacArthur Sale, shall qualify as a transaction described in Section 351(a) and Section 351(b) of the Code;

     WHEREAS, Bexil Corporation, a Maryland corporation ("Bexil"), holds 500 common shares of York (the "Bexil Shares"), which common shares constitute fifty percent of the outstanding Equity Securities of York, and Bexil and Buyer executed, simultaneously with the execution of this Agreement, a stock purchase agreement (the "Bexil Purchase Agreement"), pursuant to which Bexil is agreeing to sell all of the Bexil Shares to Buyer (the "Bexil Sale" and, together with the MacArthur Transactions, the "Transactions"); and

     WHEREAS, capitalized terms used and not otherwise defined herein shall have the meanings set forth in Article X hereof.

     NOW  THEREFORE,   in   consideration   of  the  foregoing  and  the  mutual
representations,   warranties,   covenants,  agreements,  terms  and  conditions
contained herein, the parties hereto do hereby agree as follows:

                                    ARTICLE I
                                  SALE; CLOSING

     1.1 Sale and Contribution of the Equity Securities.

     (a) Upon the terms and subject to the conditions contained herein, on the Closing Date, Seller shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase from Seller, all of the MacArthur Shares (less the MacArthur Contribution Shares) free and clear of all Encumbrances.

     (b) Upon the terms and subject to the conditions contained herein, on the Closing Date, Seller shall contribute, assign, transfer, convey and deliver to Parent, and Parent shall acquire and accept from Seller, all of the MacArthur Contribution Shares free and clear of all Encumbrances.

     1.2 Purchase Price for the Equity Securities. Upon the terms and subject to the conditions contained herein, as consideration for the acquisition of all of the MacArthur Shares, Buyer Parties shall pay the following (collectively, the "Purchase Price"):

     (a) to Seller, an amount in cash equal to the Net Consideration Per Share multiplied by an amount equal to (i) the number of MacArthur Shares less (ii) the number of the MacArthur Contribution Shares;

     (b) to Seller as consideration for the MacArthur Contribution, the Rollover Shares; and

     (c) to the Escrow Agent, an amount in cash equal to the Escrow Amount pursuant to the terms of the escrow agreement, dated as of the Closing Date (the "Escrow Agreement"), among Parent, Seller and the Escrow Agent, substantially in the form of Exhibit A hereto.

     1.3 Closing Costs; Transfer Taxes and Fees. Seller shall be responsible for any documentary and transfer Taxes and any sales, use or other Taxes imposed on the transfer of the MacArthur Shares provided hereunder and any deficiency, interest or penalty asserted with respect thereto and shall timely file all Tax Returns with respect to such transfer Taxes.

     1.4 The Closing. The Closing of the transactions provided for in this Agreement shall be held in New York, New York at the offices of Latham & Watkins LLP, 885 Third Avenue, New York, New York at 10:00 a.m. on the first business day following satisfaction or waiver of the conditions set forth in Article VII (other than those conditions that by their nature must be satisfied on the date of the Closing) or at such other time and place as the parties may mutually agree (the "Closing Date").

     1.5 Conveyances and Deliveries at the Closing.

     (a) Deliveries by Seller. On the Closing Date, Seller shall deliver or cause to be delivered to Buyer Parties the following:

          (i) the Ancillary Agreements to which Seller is a party;

          (ii) stock certificates representing the MacArthur Shares, duly endorsed in blank or accompanied by duly executed stock transfer powers;

          (iii) a termination agreement duly executed by each of Seller and York pursuant to which the stockholders agreement, dated as of January 18, 2002, among Seller, York and Bexil (the "Existing Stockholders Agreement") is terminated;

          (iv) an affidavit, stating, under penalty of perjury, as to non-foreign status of Seller as required by Section 1445(b)(2) of the Code and any clearance certificate or similar document(s) that may be required by any state taxing authority in order to relieve Buyer Parties of any obligation to withhold any portion of the Purchase Price;

          (v) all Approvals from third parties as are required in order for Seller to consummate the transactions contemplated hereby;

          (vi) the certificates of Seller referred to in Section 7.1(e);

          (vii) the Closing Purchase Price Certificate and the Transaction Expense Statement delivered in accordance with Section 5.9;

          (viii) a duly executed payoff letter from Wachovia Bank in form and substance reasonably satisfactory to Buyer Parties evidencing the repayment of all amounts owing under the Wachovia Agreement, the termination of the Wachovia Agreement and the release of all Encumbrances granted to Wachovia Bank by York and its Subsidiaries, which shall be delivered against payment to Wachovia Bank by any Buyer Party or York;

          (ix) a properly executed IRS Form W-9 from Seller; and

          (x) such other documents and instruments as are required pursuant to this Agreement or as may reasonably be requested by any Buyer Party or their counsel.

     (b) Deliveries by Buyer Parties. On the Closing Date, Buyer Parties shall deliver or cause to be delivered the following:

          (i)  the Ancillary Agreements to which any Buyer Party is a party;

          (ii) stock certificates representing the Rollover Shares duly endorsed in blank or accompanied by duly executed stock transfer powers;

          (iii) resolutions adopted by the board of directors of each Buyer Party approving this Agreement, the Ancillary Agreements to which the respective Buyer Party is a party and the transactions contemplated hereby or thereby, certified by each Buyer Party's corporate secretary;

          (iv) all Approvals from third parties as are required in order for each Buyer Party to consummate the transactions contemplated hereby;

          (v) the payment required by Section 1.2(a);

          (vi) the payment to the Escrow Agent required by Section 1.2(c);

          (vii) the certificates of each Buyer Party referred to in Section 7.2(f); and

          (viii) such other documents and instruments as are required pursuant to this Agreement or as may reasonably be requested by Seller or its counsel.

     (c) Form of Documents. To the extent that a form of any document to be delivered hereunder is not attached as an Exhibit hereto, such documents shall be in form and substance, and shall be executed and delivered in a manner, reasonably and mutually satisfactory to Buyer Parties and Seller.

     1.6 Withholding Rights. Buyer Parties shall be entitled to deduct and withhold from the Purchase Price and any other amounts otherwise payable pursuant to this Agreement such amounts as Buyer Parties are required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local or foreign Tax Law. To the extent that amounts are so withheld by Buyer Parties, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made. As of the date of this Agreement, assuming Seller provides a properly executed IRS Form W-9 and the materials specified in Section 1.5(a)(iv) on the Closing Date, the parties hereto believe that Buyer Parties are not required under the Code or any provision of state, local or foreign Tax Law currently in effect to deduct or withhold any amounts with respect to the making of the payment of the Purchase Price or any other amounts otherwise payable to Seller pursuant to this Agreement.

                                  ARTICLE II
                 REPRESENTATIONS AND WARRANTIES OF BUYER PARTIES

     Buyer Parties, jointly and severally, represent and warrant to Seller as of the date hereof and as of the Closing Date, except as to any representation or warranty that specifically relates to another date or another period, in which case such representation or warranty shall relate to such other date or other period, as follows:

     2.1 Organization and Related Matters(a). Each Buyer Party is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. Each Buyer Party has all necessary corporate power and authority to carry on its business as it is now being conducted. Each Buyer Party has the necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Ancillary Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The certificate of incorporation and bylaws of Parent are attached hereto as Exhibit C, and the certificate of incorporation and bylaws of Buyer are attached hereto as Exhibit D, respectively.

     2.2 Authorization; Consents and Approvals. The execution, delivery and performance of this Agreement and the Ancillary Agreements by each Buyer Party and each other agreement, document, instrument or certificate contemplated hereby or thereby or to be executed in connection with the consummation of the transactions contemplated hereby or thereby by such Buyer Party, and the consummation by such Buyer Party of the transactions contemplated hereby and thereby, have been duly and validly authorized by the board of directors of each Buyer Party and by all other necessary corporate action on the part of such Buyer Party. This Agreement has been, and each of the Ancillary Agreements, upon execution thereof by each Buyer Party, shall be, duly and validly executed and delivered by such Buyer

Party and constitutes or will constitute the legal, valid and binding obligation of such Buyer Party, enforceable against such Buyer Party in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar Laws now or hereafter in effect and equitable principles relating to or limiting creditors' rights and remedies generally. No filing or registration with, no notice to and no permit, authorization, consent or approval of any third party or any Governmental Entity is necessary for the consummation by the Buyer Parties of the transactions contemplated hereby that has not been obtained by the Buyer Parties, except for filings and registrations pursuant to the HSR Act.

     2.3 No Conflicts. The execution, delivery and performance of this Agreement and each of the Ancillary Agreements to which it is a party by each Buyer Party, the consummation of the transactions contemplated hereby and thereby, and compliance with the terms hereof and thereof, will not conflict with, violate the provisions of, or constitute a breach or default, whether upon lapse of time and/or the occurrence of any act or event or otherwise, or require any Approval under (a) the charter documents or by-laws of a Buyer Party, (b) any Law to which a Buyer Party or its property or assets is subject or (c) any Contract to which a Buyer Party is a party.

     2.4 No Brokers or Finders. No agent, broker, finder, financial advisor or investment or commercial banker, or other Person or firm engaged by or acting on behalf of the Buyer Parties or their respective Affiliates or any of their respective partners, directors, officers, employees or agents in connection with the negotiation, execution or performance of this Agreement or the transactions contemplated by this Agreement, is or will be entitled to any broker's or finder's or similar fees or other commissions as a result of this Agreement or such transactions.

     2.5 Legal Proceedings. There is no Order or Action pending or, to the Knowledge of any Buyer Party, threatened against any Buyer Party or any director, officer or employee of such Buyer Party (in his or her capacity as such) that individually or when aggregated with one or more other Orders or Actions has had or might reasonably be expected to have a material adverse effect on any Buyer Party's ability to perform this Agreement.

     2.6 Operation of Buyer Parties. Each Buyer Party was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and the Bexil Purchase Agreement, has engaged in no other business activities and has conducted its operations only as contemplated in this Agreement and the Bexil Purchase Agreement.

     2.7 Financing. Buyer Parties have entered into binding commitments from debt and equity financing sources that, if funded, would be sufficient for the payment of the Purchase Price and the amount payable to Bexil under the Bexil Purchase Agreement. Such commitments (the "Commitment Letters") are attached hereto as Schedule 2.7.

     2.8 Investment Representations.

     (a) Buyer Parties are acquiring the MacArthur Shares for their own account for investment and not with a view to the sale or distribution thereof or with any present intention of selling or distributing any thereof. Buyer Parties understand and acknowledge that the MacArthur Shares are not registered under the Securities Act of 1933, as amended (the "Securities Act"), and will not be transferable except (i) pursuant to an effective registration statement under the Securities Act or (ii) if the proposed transfer is exempt from registration or qualification under the Securities Act and applicable state securities Laws.

     (b) Buyer Parties understand that no public market now exists or may in the future exist for any of the MacArthur Shares.

     (c) Buyer Parties have sufficient knowledge and experience so that they are capable of evaluating the risks and merits of their acquisition of the MacArthur Shares and Buyer Parties are able to bear the risk of loss of their entire investment in the MacArthur Shares.

     2.9 Rollover Shares. The Rollover Shares shall, as of the Closing as contemplated hereby, be validly issued, fully paid and nonassessable, issued in conformity with applicable Law and shall be owned of record and beneficially by Seller, free and clear of any and all Encumbrances, except for those Encumbrances arising under the Stockholders Agreement and any Encumbrances created by Seller.

     2.10 Capitalization of Parent.

     Prior to the Closing, Parent shall have one share of common stock issued and outstanding. At the Closing, the Rollover Shares and the Parent Capitalization will be contributed to the Parent in exchange for all shares of Parent Company Stock to be outstanding immediately following the Closing, except for one share of Parent Common Stock. Upon the Closing, (i) the shares of common stock of Parent (the "Parent Common Stock") issued pursuant to the Parent Capitalization and the MacArthur Contribution shall be the only shares of capital stock of Parent that will be issued and outstanding and (ii) a minimum of 500,000 shares of Parent Common Stock shall be issued and outstanding. Except pursuant to the Stockholders Agreement, a stock option plan or similar plan to be adopted by the board of directors of Parent substantially containing the terms set forth in Exhibit F-1 attached hereto (the "Stock Option Plan"), the stockholders agreement to be entered into by each of the Executives substantially in the form of Exhibit E hereto (the "Executive Stockholders Agreement") or any other stockholders agreement to be entered into by any Person (other than the Executives and MacArthur) acquiring shares of Parent Common Stock as part of the Parent Capitalization (all of such agreements, collectively, the "Other Management Stockholders Agreement"), Parent will not as of the Closing Date have any outstanding commitments to issue or sell any Equity Securities. As of the Closing, the Rollover Shares, as a percentage of the issued and outstanding shares of Parent Common Stock, shall equal the percentage obtained by dividing the (i) MacArthur Contribution Amount by (ii) the sum of the Parent Capitalization Shares and the MacArthur Contribution Amount. There are no outstanding obligations, written or otherwise, of Parent to repurchase, redeem or otherwise acquire any Equity Securities held by any stockholder of Parent, except under the Stockholders Agreement, any Contracts to be entered into pursuant to the Stock Option Plan, the Other Management Stockholders Agreement and the Executive Stockholders Agreement. Except for the Stockholders Agreement, any Contracts to be entered into pursuant to the Stock Option Plan, the Other Management Stockholders Agreement and the Executive Stockholders Agreement, Parent is not a party to any voting trust or other Contract with respect to voting, redemption, sale, transfer or other disposition of its Equity Securities.

     2.11 Assets of Buyer Parties. Prior to the Closing, neither Parent nor Buyer shall have any assets or liabilities, except (i) pursuant to this Agreement, the Ancillary Agreements, the Bexil Purchase Agreement, the Commitment Letters and any definitive agreements entered into in relation to the Commitment Letters or the financing of the Transactions by the Buyer Parties and
(ii) with respect to Parent, as may be related to the ownership by Parent of all of the issued and outstanding Equity Securities of Buyer.

     2.12 Disclosure. No representation or warranty of Buyer Parties contained in this Agreement or any of the Ancillary Agreements, and no statement contained in any document, certificate or schedule furnished or to be furnished by or on behalf of a Buyer Party to Seller pursuant to this Agreement or any of the Ancillary Agreements contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading.

                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES REGARDING YORK

     Seller represents and warrants to Buyer Parties as of the date hereof and as of the Closing Date, except as to any representation or warranty that specifically relates to another date or another period, in which case such representation or warranty shall relate to such other date or other period, and except as set forth in the Seller Disclosure Schedule, as follows:

     3.1 Organization, Subsidiaries, etc. York is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. Each Subsidiary of York has been duly organized, and is validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be. Section 3.1 of the Seller Disclosure Schedule correctly sets forth each jurisdiction in which York and each of its Subsidiaries is or is required to be qualified or licensed to do business as a foreign Person, except where failure to be so qualified or licensed is not and will not be material to York and its Subsidiaries, taken as a whole. Each of York and its Subsidiaries has all necessary corporate or other power and authority to own or lease its properties and assets and to carry on its business as it is now being conducted and is duly qualified or licensed to do business as a foreign corporation in good standing in all jurisdictions in which the character or the location of the assets owned or leased by York or any of its Subsidiaries or the nature of the business being conducted by York or any of its Subsidiaries requires licensing or qualification, except where the failure to be so qualified or licensed is not material to York and its Subsidiaries taken as a whole. Section 3.1 of the Seller Disclosure Schedule correctly lists the current directors and executive officers (or Persons performing similar functions) of York and each of its Subsidiaries. True, correct and complete copies of the charter documents and by-laws of York and its Subsidiaries as in effect on the date hereof and on the Closing Date have been made available to Buyer Parties. Each of York and its Subsidiaries is not and is not required to be a registered or reporting company under the Exchange Act. Neither York nor its Subsidiaries has any direct or indirect stock or other equity or ownership interest (whether controlling or not) in any corporation, association, partnership, joint venture or other entity (other than York's Subsidiaries).

     3.2 Authorization. York has all requisite power, authority and legal capacity to execute and deliver each agreement, document, instrument or certificate to which it is a party as contemplated by this Agreement or the Ancillary Agreements or to be executed in connection with the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements, and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of each agreement, document, instrument or certificate to be delivered by York pursuant hereto have been duly and validly authorized by the board of directors of York and by all other necessary corporate action on the part of York. Upon execution and delivery by York, each agreement, document, instrument or certificate to which York is a party shall constitute the legal, valid and binding obligation of York, enforceable against York in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar Laws and equitable principles relating to or limiting creditors' rights generally.

     3.3 Absence of Certain Changes or Events. Since May 31, 2005, except as set forth on Section 3.3 of the Disclosure Schedule, York and its Subsidiaries have been operated in the ordinary course of business consistent with past practice. Without limiting the generality of the foregoing, with respect to York or its Subsidiaries there has not been any:

     (a) Actual or, to the Knowledge of York, threatened adverse change (other than as a result of the Stockholder Distributions) in the financial condition, working capital, stockholders' equity, assets, liabilities, obligations, reserves, revenues, income, earnings, or prospects of York or any of its Subsidiaries that would have a Material Adverse Effect on York;

     (b) Change in accounting methods, principles or practices by York or any of its Subsidiaries affecting its assets or its liabilities (other than changes required by GAAP or Law after the date of this Agreement);

     (c) Material revaluation by York or its Subsidiaries of any assets, including without limitation, writing down the value of goodwill or inventory or writing off notes or accounts receivable, other than as required by GAAP in the ordinary course of business;

     (d) Material Destruction or Loss (whether or not covered by insurance) affecting York's or its Subsidiaries' assets;

     (e) Cancellation of any Funded Debt or waiver, compromise or release of any right or claim of York or its Subsidiaries relating to its activities, properties or other assets, other than in the ordinary course of business;

     (f) Other than Stockholder Distributions made in compliance with applicable Law prior to the date hereof in the amount of $25,341,382 and additional Stockholder Distributions made in compliance with applicable Law and reflected on the Closing Purchase Price Certificate, declaration, setting aside, or payment of dividends or distributions by York or any of its Subsidiaries in respect of the Equity Securities of York or any of its Subsidiaries or any redemption, repurchase or other acquisition of any outstanding Equity Securities of York or any of its Subsidiaries;

     (g) Except as required to comply with any applicable Law or contract, agreement or Plan in effect on the date of the Agreement and described on
Schedule 3.14(a) of the Seller Disclosure Schedule or Year-End Compensation Arrangements, increase in the rate of compensation payable or to become payable to any director, officer or other employee of York or its Subsidiaries or any consultant, Representative or agent of York or its Subsidiaries, including without limitation, the making of any loan to, or the payment, grant or accrual of any bonus, incentive compensation, service award or other similar benefit to, any such Person, or the addition to, modification of, or contribution to any Plan, employment arrangement, or employment practice described in Section 3.14(a) of the Seller Disclosure Schedule;

     (h) Change in employee relations which has or is reasonably likely to have a Material Adverse Effect on York and its Subsidiaries or the relationships between the employees of York and its Subsidiaries and the management of York and its Subsidiaries;

     (i) Amendment, cancellation or termination of any Material Agreement or material Permit relating to York and its Subsidiaries or entry into any Material Agreement or material Permit which is not in the ordinary course of business, including without limitation, any employment or consulting agreements, other than an expiration of a Material Agreement pursuant to its terms or the execution of any amendment or agreement that was approved by Buyer Parties, such approval not to be unreasonably withheld or delayed;

     (j) Mortgage, pledge or other encumbrance of any assets of York and its Subsidiaries, except for Permitted Liens or as approved by Buyer Parties, such approval not to be unreasonably withheld or delayed;

     (k) Acquisition of any material assets (other than Intellectual Property) or sale, assignment, transfer, conveyance, lease or other disposal of any material assets of York and its Subsidiaries other than sales of obsolete equipment in the ordinary course of business;

     (l) Incurrence of Funded Debt by York and its Subsidiaries for borrowed money or commitment to borrow money entered into by York and its Subsidiaries, or loans made or agreed to be made by York and its Subsidiaries, or Funded Debt guaranteed by York and its Subsidiaries, other than borrowings under the Wachovia Agreement to be used for the sole purposes of funding Stockholder Distributions or general operating purposes;

     (m) Payment, discharge or satisfaction of any liabilities or obligations of York and its Subsidiaries other than the payment, discharge or satisfaction in the ordinary course of business of liabilities and obligations set forth or reserved for on the Interim Balance Sheet or incurred in the ordinary course of business;

     (n) Material capital expenditure by York or its Subsidiaries, the execution of any lease (other than renewals or extensions of existing leases in the ordinary course of business) by York or its Subsidiaries or the incurrence of any obligation by York or its Subsidiaries to make any material capital expenditure or execute any lease other than in the ordinary course;

     (o) Failure to pay or satisfy when due any liability or obligation of York or its Subsidiaries after the expiration of any applicable grace periods unless being disputed in good faith by York or any of its Subsidiaries;

     (p) Failure of York and its Subsidiaries to operate diligently in a reasonable commercial manner and in the ordinary course so as to keep available to Buyer Parties the assets of York's and its Subsidiaries' businesses, the services of York's and its Subsidiaries' employees and the assets and goodwill of York's suppliers, customers, distributors and others having business relations with them;

     (q) Disposition, transfer, license, sale, abandonment or lapsing of any Intellectual Property, except in the ordinary course of business;

     (r) Disposition of any Intellectual Property Rights other than in the ordinary course of business, or disclosure to any Person of any Intellectual Property Rights not theretofore a matter of public knowledge other than pursuant to a confidentiality agreement in the ordinary course of business;

     (s) any other event or condition which in any one case or in the aggregate has or might reasonably be expected to have a Material Adverse Effect on York;

     (t) Payment from York or its Subsidiaries to or on behalf of any officer, director, stockholder or employee of York or its Subsidiaries, pursuant to any agreement between York or its Subsidiaries and any such Person or otherwise, except as required to comply with any Law or any Contract, agreement or Plan in effect on the date of this Agreement and described on Schedule 3.14(a) or pursuant to Year-End Compensation Arrangements; or

     (u) Agreement by York or its Subsidiaries to do any of the things described in the preceding clauses (a) through (t) other than as expressly provided for herein.

     3.4 No Conflicts. Except as set forth in Section 3.4 of the Seller Disclosure Schedule, the consummation of the transactions contemplated by this Agreement or the Ancillary Agreements or compliance by York with any of the provisions hereof or thereof will not (a) violate the provisions of, or constitute a breach or default (whether upon lapse of time and/or the occurrence of any act or event or otherwise), or result in the creation or vesting of any payment or other right of any Person, under (i) the charter documents or by-laws of York or any of its Subsidiaries, (ii) any Law or Order of any Governmental Entity applicable to York or any of its Subsidiaries or by which any of the properties or assets of York and its Subsidiaries are bound (provided that all required regulatory Approvals are received as contemplated by Section 3.5) or
(iii) any material Agreement, material License or material Permit to which York or any of its Subsidiaries is a party (including the Existing Stockholders Agreement) or by which any of the properties or assets of York and its Subsidiaries are bound or (b) result in the imposition of any Encumbrance against any properties or assets of York or any of its Subsidiaries, except to the extent such Encumbrance results from the acts of any Buyer Party.

     3.5 Consents, etc. Section 3.5 of the Seller Disclosure Schedule lists all Permits, Orders, Approvals of any Governmental Entity or any other Person, if any, required to be obtained by York or any of its Subsidiaries in connection with the execution and delivery of this Agreement and consummation of the transactions contemplated hereunder. York has obtained all such Permits, Orders and Approvals necessary for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby except for filings and registrations to be made pursuant to the HSR Act and to be effective on or prior to the Closing Date.

     3.6 Capitalization.

     (a) Section 3.6(a) of the Seller Disclosure Schedule sets forth the number and class of each of the authorized, issued and outstanding Equity Securities of York and each of its Subsidiaries and a list of the holders of all such Equity Securities of all classes. True, correct and complete copies of all documents evidencing the rights of holders of each class of Equity Securities of York and each of its Subsidiaries have been made available to Buyer Parties. On the date hereof and on the Closing Date, all of such outstanding Equity Securities are validly issued, fully paid and non-assessable, were issued in conformity with applicable Law, and are owned of record and beneficially by the Persons listed on Section 3.6(a) of the Seller Disclosure Schedule, free and clear of any and all Encumbrances, except for those Encumbrances arising under the Existing Stockholders Agreement.

     (b) Except for the Existing Stockholders Agreement, York does not have any outstanding commitments to issue or sell any Equity Securities, and no securities or obligations evidencing any such right are outstanding. There are no outstanding obligations, written or otherwise, of York to repurchase, redeem or otherwise acquire any Equity Securities held by any stockholder of York, except under the Existing Stockholders Agreement. Except for the Existing Stockholders Agreement, York is not a party to any voting trust or other Contract with respect to voting, redemption, sale, transfer or other disposition of its Equity Securities.

(c) Section 3.6(c) of the Seller Disclosure Schedule sets forth a complete list of the dates and amount of each Stockholder Distribution since the Reference Balance Sheet Date through the date hereof.

     3.7 Financial Statements.

     (a) York has heretofore delivered to Buyer Parties (x) the audited consolidated financial statements of York and its Subsidiaries for each of the years ended December 31, 2002 through 2004, in each case including a balance sheet as of such date and the related statements of income, stockholders' equity and cash flows for each of the respective periods then ended (collectively, the "Audited Financial Statements"), (y) the unaudited consolidated financial statements of York and its Subsidiaries as of and for the five months ended May 31, 2005, in each case including a balance sheet as of such date and the related statements of income, stockholders' equity and cash flows for the five month period ended May 31, 2005 (collectively, the "Reference Financial Statements") and (z) the unaudited consolidated financial statements of York and its Subsidiaries as of and for each of the year-to-date periods ended June 30, 2005, September 30, 2005, October 31, 2005 and November 30, 2005, respectively, in each case including a balance sheet as of such date and the related statements of income, stockholders' equity and cash flows for each of the respective year-to-date and monthly periods then ended (collectively, the "Interim Financial Statements" and together with the Audited Financial Statements and the Reference Financial Statements, the "Financial Statements"). The Financial Statements (i) have been prepared from the Books and Records of York, (ii) have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby and (iii) fairly present in all material respects the assets and liabilities (including all reserves) and the financial condition, results of operations and cash flows of York and its Subsidiaries as of the respective dates and for the respective periods thereof, except that the Reference Financial Statements and Interim Financial Statements (A) do not have footnotes as required by GAAP and
(B) are subject to normally recurring year-end adjustments that are not, in the aggregate, material. The Audited Financial Statements have been examined by Deloitte & Touche, LLP, independent certified public accountants, whose report thereon is included with the Audited Financial Statements. York has not received any notice from its independent auditors, and Seller otherwise does not have Knowledge, of any matter that would be considered a "significant deficiency" or "material weakness" (as such terms are defined in Auditing Standards No. 2 adopted by the Public Company Accounting Oversight Board) with respect to York's internal control over financial reporting. Since December 31, 2004, there has been no change in any of the significant accounting policies, practices or procedures of York and its Subsidiaries, except as disclosed in the Financial Statements. York has no debts, liabilities or obligations, whether accrued, absolute, contingent or otherwise, whether currently due or to become due, except those (i) set forth in the Financial Statements in the amounts set forth therein, which have been paid or discharged as they have become due after the expiration of any applicable grace periods, or are being disputed in good faith, since the date thereof, or that consist of normal year-end reclassifications and adjustments made in accordance with GAAP that are not, in the aggregate, material or (ii) incurred since November 30, 2005 in the ordinary course of business consistent with past practice and in amounts that are not material to York and its Subsidiaries taken as a whole.

     (b) The accounts receivable of York and its Subsidiaries shown in the Financial Statements represent sales actually made or services actually rendered by York in the ordinary course. The amount of such accounts receivable in the Financial Statements reflects a reserve for uncollectible accounts which was determined in accordance with GAAP and York's past practices and collection experience. The reserves for such accounts receivable are sufficient based on the past practices and experiences of York and its Subsidiaries relating to their accounts receivable.

     (c) Section 3.7(c) of the Seller Disclosure Schedule sets forth a complete list of the Funded Debt as of May 31, 2005 and as of November 30, 2005, including the balance of each item of Funded Debt as of May 31, 2005 and as of November 30, 2005, respectively. York has made available to Buyer Parties all Contracts and other documentation regarding such Funded Debt.

     3.8 Government Authorizations and Compliance with Laws.

     (a) Section 3.8(a) of the Seller Disclosure Schedule contains a complete and accurate list of all Licenses and material Permits held by York, its Subsidiaries and their employees. None of York, its Subsidiaries or any of their employees is in Default, nor have they received any written notice of any claim of Default with respect to any material Permits or material Licenses. Except as set forth in Section 3.8(a) of the Seller Disclosure Schedule, each of York, its Subsidiaries and their employees hold all Licenses and Permits necessary for the lawful conduct in all material respects of the business of York and its Subsidiaries under and pursuant to, and are in compliance in all material respects with, all applicable Laws of any Governmental Entity having, asserting or claiming jurisdiction over either York, its Subsidiaries or their employees or over any part of the operations of York or any of its Subsidiaries. All material Permits and material Licenses are valid and in full force and effect and no material Permit or material License is the subject of a limitation, proceeding for suspension or revocation or similar proceedings. All material Permits and material Licenses will remain in full force and effect immediately after giving effect to the transactions contemplated hereby and no notice or additional filings must be made in connection therewith.

     (b) Since the Acquisition Date, each of York, its Subsidiaries and their employees have at all times been in compliance with all applicable Laws and Orders and are not in violation of any such Laws and Orders, provided, however, no representation and warranty is made in this sentence with respect to Permits and Licenses. Since the Acquisition Date, no written notice has been received by York, its Subsidiaries or any of their employees and no investigation or review is pending or, to the Knowledge of York, threatened by any Governmental Entity with respect to (i) any alleged violation by York, its Subsidiaries or any of their employees of any Law or (ii) any alleged failure to have any Permit or License required in connection with the operation of its business and are not in violation of any Laws or requirements regarding such Permit or License. Neither York, its Subsidiaries nor any of their employees has conducted any internal investigation concerning any alleged violation of any Law applicable to York and its Subsidiaries.

     3.9 Tax Matters. Since the Acquisition Date:

     (a) There have been properly completed and filed on a timely basis and in correct form all Tax Returns required to be filed by any Taxpayer on or prior to the date hereof. As of the time of filing, the foregoing Tax Returns correctly reflected the facts regarding the income, business, assets, operations, activities, status, or other matters of the applicable Taxpayer(s) or any other information required to be shown thereon.

     (b) With respect to all amounts in respect of Taxes imposed on any Taxpayer for which any such Taxpayer is or could be liable, whether to taxing authorities (as, for example, under law) or to other persons or entities (as, for example, under tax allocation agreements), with respect to all taxable periods or portions of periods ending on or before the Closing Date, all applicable tax laws and agreements have been fully complied with, and all such amounts required to be collected or withheld, or paid to taxing authorities or others, on or before the date hereof, have been collected, withheld or paid, as applicable.

     (c) No issues have been raised (and are currently pending) by any taxing authority in connection with any Tax Return of any Taxpayer. No waivers of statutes of limitation with respect to any such Tax Returns have been given by or requested from the applicable Taxpayer. Section 3.9(c) of the Seller Disclosure Schedule sets forth (i) the taxable years of each Taxpayer as to which the respective statutes of limitations with respect to Taxes have not expired and (ii) with respect to such taxable years, those years for which examinations have been completed, those years for which examinations are presently being conducted, those years for which examinations have not been initiated, and those years for which required Tax Returns have not yet been filed. Except to the extent shown on Section 3.9(c) of the Seller Disclosure Schedule, all deficiencies asserted or assessments made as a result of any examinations have been fully paid, or are fully reflected as a liability in the financial statements of the applicable Taxpayer, or are being contested and an adequate reserve therefor has been established and is reflected in the Financial Statements. No Taxpayer has received written notice from any Governmental Entity in a jurisdiction in which such entity does not file a Tax Return stating that such entity is or may be subject to taxation by that jurisdiction.

     (d) There are no liens for Taxes (other than for current Taxes not yet due and payable) on any of the assets of the Taxpayers.

     (e) No Taxpayer is a party to or bound by (nor will any such member of the Taxpayer become a party to or bound by) any tax-indemnity, tax-sharing, or tax-allocation agreement.

     (f) None of the Taxpayers has any liability for the Taxes of any person (other than York or York's Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state Law), as a transferee or successor, by contract or otherwise.

     (g) None of the Taxpayers' assets is property required to be treated as being owned by any other person pursuant to the "safe harbor lease" provisions of former Section 168(f)(8) of the Code.

     (h) None of the Taxpayers' assets directly or indirectly secures any debt the interest on which is tax-exempt under Section 103(a) of the Code.

     (i) None of the Taxpayers' assets is "tax-exempt use property" within the meaning of Section 168(h) of the Code.

     (j) No Taxpayer is a party to any agreement, contract, arrangement, or plan that has resulted or would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

     (k) No Seller is a person other than a United States person within the meaning of the Code.

     (l) None of the Taxpayers has been a party to a transaction that, as of the date of this Agreement, constitutes a "listed transaction" for purposes of
Section 6011 of the Code and applicable Treasury Regulations thereunder (or a similar provision of state Law). To the Knowledge of York, the Taxpayers have disclosed on Section 3.9(l) of the Seller Disclosure Schedule all "reportable transactions" within the meaning of Treasury Regulation Section 1.6011-4(b) (or a similar provision of state Law) to which such Taxpayer has been a party.

     (m) No Taxpayer has or has had a permanent establishment in any foreign country, as defined in any applicable tax treaty or convention between the United States and such foreign country.

     (n) Each Taxpayer that is not a corporation has at all times been properly classified for federal and applicable state income tax purposes as a partnership, and not as an association or publicly traded partnership taxable as a corporation. Except as set forth on Section 3.9(n) of the Seller Disclosure Schedule, no Taxpayer is a party to any joint venture, partnership, limited liability company agreement, or other arrangement or contract that could be treated as a partnership for federal income tax purposes.

     (o) The Financial Statements reflect an adequate reserve for all material Taxes payable by the Taxpayers for all taxable periods and portions thereof accrued through the date of such financial statements. Since the date of the Financial Statements, none of the Taxpayers has incurred a liability for Taxes outside the ordinary course of business. The unpaid Taxes of the Taxpayers do not exceed the reserve for tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and tax income) set forth or included in the Financial Statements.

     (p) York is the common parent of the affiliated group within the meaning of
Section 1504(a) of the Code that includes each Subsidiary of York that is a corporation.

     (q) The Taxpayers will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting for a taxable period ending on or prior to the Closing Date, (ii) intercompany transaction, (iii) installment sale or open transaction disposition made on or prior to the Closing Date or (iv) prepaid amount received on or prior to the Closing Date.

     (r) No Taxpayer nor any of its Affiliates or predecessors by merger or consolidation has within the past three (3) years been a party to a transaction intended to qualify under Section 355 of the Code or under so much of Section 356 of the Code as relates to Section 355 of the Code.

     3.10  Title  to  and  Condition  of   Properties;   Absence  of  Liens  and
Encumbrances, etc.

     (a) Except as set forth on Section 3.10(a) of the Seller Disclosure Schedule, York and its Subsidiaries have good and marketable title to each of the items of tangible personal property reflected on the Interim Balance Sheet (except as sold or disposed of subsequent to the date thereof in the ordinary course of business consistent with past practice), free and clear of all Encumbrances, except for Permitted Liens, and all such property and assets conform in all material respects to all applicable Laws relating to their use and operation.

     (b) Section 3.10(b) of the Seller Disclosure Schedule designates any leasehold interests in real property and includes an address for each such leasehold interest in real property (the "Leased Property") and all leases pursuant to which York or any of its Subsidiaries leases such Leased Property (the "Real Property Leases"). York does not hold fee simple title to any real property. The Real Property Leases constitute all leases, subleases or other occupancy agreements pursuant to which York or any of its Subsidiaries occupies or uses the Leased Property. Each of York and its Subsidiaries, as applicable, has good and valid leasehold interest in the Leased Property, free and clear of any and all Encumbrances except Permitted Liens and any Encumbrances which would not permit the termination of the Lease therefor by the lessor. With respect to each such parcel of Leased
Property, (1) there are no pending or, to the Knowledge of York, threatened Actions (including, without limitation, condemnation proceedings or any other matter affecting the current or currently proposed use, occupancy or value) relating to such Leased Property or any portion thereof, (2) none of York, any of its Subsidiaries or, to the Knowledge of York, any third party has entered into any sublease, license, option, right, concession or other agreement or arrangement, written or oral, granting to any Person the right to use or occupy such Leased Property or any portion thereof or interest therein and (3) neither York nor any of its Subsidiaries has received written notice of any pending or threatened special assessment relating to such Leased Property and, to the Knowledge of York, there is no pending or threatened special assessment relating thereto. Each Leased Property is supplied with utilities necessary for the operation of such Leased Property and abuts on or has direct, permanent vehicular access to a public road.

     (c) Except as set forth on Section 3.10(c) of the Seller Disclosure Schedule, each of York or its Subsidiaries has good and marketable title (or valid leasehold interests in all properties held under lease) to all its property and assets (real and personal, tangible and intangible), free and clear of all Encumbrances, except for Permitted Liens and Encumbrances incurred pursuant to the Wachovia Agreement, and all such property and assets comply in all material respects to all applicable Laws relating to their use and operation.

     (d) The assets of York and its Subsidiaries constitute all of the tangible and intangible assets that are required to conduct their businesses in a manner, and at levels of activity and productivity, consistent with the manner and levels at which such businesses are currently conducted by York and its Subsidiaries, and constitute all of the assets actually used by York and its Subsidiaries in the conduct of their businesses.

     3.11 Material Agreements.

     (a) Section 3.11(a) of the Seller Disclosure Schedule lists every Material Agreement to which York or any of its Subsidiaries is a party or by which York or any of its Subsidiaries or any of York's or its Subsidiaries' properties or assets (real, personal or mixed, tangible or intangible) is bound. Unless otherwise noted on Section 3.11(a) of the Seller Disclosure Schedule, each such agreement was entered into in the ordinary course of business. As used herein, the term "Material Agreement" shall mean any Contract to which York or any of its Subsidiaries is a party or by which York or any its Subsidiaries or any of York's or any of its Subsidiaries' properties or assets (real, personal or mixed, tangible or intangible) is bound, which:

     (i) obligates any party thereto after the date hereof to make aggregate payments of more than $100,000;

     (ii) has an unexpired term as of the date hereof in excess of twelve (12) months;

     (iii) is a Real Property Lease obligating York or a Subsidiary thereof to make aggregate future payments in excess of $100,000;

     (iv) is a management service, consulting, commission or any other similar type contract;

     (v) is a license of Intellectual Property to York or its Subsidiaries other than click-wrap, shrink-wrap and commercial off-the-shelf software purchased by or licensed to York or any of its Subsidiaries;

     (vi) contains any provision restricting the transfer of any asset (other than restrictions on the assignment of contracts) or creating any other Encumbrance other than Permitted Liens on any such asset;

     (vii) provides for the extension of credit, other than the extension of credit to customers in the form of invoicing for shipped products or services in the ordinary course of business, or is otherwise a source of financing for the operation of the business or indebtedness of York or any of its Subsidiaries;

     (viii) provides for a guaranty or indemnity by York or any of its Subsidiaries (other than standard customary form warranties and indemnifications contained in York's and its Subsidiaries' license agreements and standard customary form warranties and indemnifications provided in connection with York's and its Subsidiaries' products and services);

     (ix) grants a power of attorney, agency or similar authority to another Person that will be outstanding as of the Closing Date;

     (x) contains a right of first refusal;

     (xi) contains a right or obligation of or to any stockholder or any director, officer, Affiliate or Associate of York or its Subsidiaries;

     (xii) constitutes an employment agreement or a collective bargaining agreement or provides for severance or other similar benefits to any officer, director or employee;

     (xiii) involves (A) a customer or group of related customers, or a supplier or group of related suppliers, whose business accounts for more than $250,000 of York's collective revenues or expenses, respectively, for the fiscal year ended December 31, 2004, or (B) AIG;

     (xiv) represents a Contract the loss or termination of which could reasonably be expected to have a Material Adverse Effect on York;

     (xv) contains any provision pursuant to which York or any of its Subsidiaries (or any successor) will be obligated to make any payment or provide any benefit or service to any Person as a result of the consummation of the transactions contemplated hereby (either alone, upon the occurrence of an act or event, the lapse of time or any combination thereof);

     (xvi) is a reseller, distributor, agency or similar type agreement involving at least $50,000 in payments during a calendar year; or

     (xvii)  was not made in the  ordinary  course of  business  and has a value
(alone and not together with all other such Contracts of York and its Subsidiaries) in excess of $200,000.

     (b) Except as set forth on Section 3.11(b) of the Seller Disclosure Schedule, no breach or default, alleged breach or default, or event which would (with the passage of time, notice or both) constitute a breach or default under any Material Agreement by York or its Subsidiaries or, to the Knowledge of York, any other party or obligor with respect thereto, has occurred or, as a result of this Agreement, performance hereof or consummation of the transactions contemplated hereby or otherwise, will occur. Except as set forth on Section 3.11(b) of the Seller Disclosure Schedule, consummation of the transactions contemplated by this Agreement will not (and will not give any Person a right to) terminate or modify any rights of, or accelerate or augment any obligation of, York and its Subsidiaries under any Material Agreement or result in the creation of any Encumbrances thereunder. Each Material Agreement is valid and binding in accordance with its terms. There are no agreements or options to sell or lease any of the properties or assets (real, personal or mixed, tangible or intangible) of York and its Subsidiaries except for sales of obsolete equipment in the ordinary course of business. York has made available to Buyer Parties true and complete copies of each Material Agreement, including all amendments and supplements thereto. Except as set forth on Section 3.11(b) of the Seller Disclosure Schedule, none of the Material Agreements obligates York or its Subsidiaries to provide any Person with contractual terms as favorable as or more favorable than terms offered to any other Person.

     (c) Except as set forth in Section 3.11(c) of the Seller Disclosure Schedule, York is not subject to or bound by any charter, by-law, Encumbrance, Permit, Contract, Order, or any other restriction of any kind or nature which contains a covenant not to compete binding on York or any of its Subsidiaries with respect to its current businesses or would otherwise restrict or limit (including as to manner or place) the ability of York or any of its Subsidiaries to conduct its business or the ability of Buyer Parties to operate the business after the Closing.

3.12 Principal Customer Accounts and Suppliers. Section 3.12 of the Seller Disclosure Schedule lists the twenty-five largest accounts with customers and ten largest suppliers of York and its Subsidiaries, based upon dollar volume of business with York and its Subsidiaries during the fiscal year ended December 31, 2004 and the volume of business with each such customer account or supplier. Between December 31, 2004 and the date hereof, no such customer (including, without limitation, AIG) or supplier has suspended, terminated or materially reduced its business with York and its Subsidiaries, or indicated its intent to suspend, terminate or materially reduce its business with York and its Subsidiaries. Since the date hereof, (i) no such customer (other than AIG) or supplier shall have suspended, terminated or reduced its business with York and its Subsidiaries, or indicated its intent to suspend, terminate or reduce its business with York and its Subsidiaries which would have a Material Adverse Effect on York and (ii) AIG shall not have suspended, terminated or materially reduced its business with York and its Subsidiaries, or indicated its intent to suspend, terminate or materially reduce its business with York and its Subsidiaries. To the Knowledge of York, no such action is being considered, and no facts or circumstances exist that might reasonably cause such action to be considered, by any such customer (including, without limitation, AIG) or supplier.

     3.13 Litigation. Except as set forth in Section 3.13 of the Seller Disclosure Schedule, there is no Order or Action pending or, to the Knowledge of York, threatened (a) against York, its Subsidiaries or their respective directors or officers as such or affecting any of York's or its Subsidiaries' properties or assets (real, personal or mixed, tangible or intangible), which would have a material adverse effect on York and its Subsidiaries, (b) against Seller in its capacity as a stockholder of York, (c) which seeks to prohibit, restrict or delay consummation of the transactions contemplated by this Agreement or any of the conditions to consummation of such transactions or (d) in which York or its Subsidiaries is a plaintiff and is material to York and its Subsidiaries taken as a whole. Neither York nor any of its Subsidiaries is in Default with respect to or subject to any Order, and there are no material unsatisfied judgments against York or any of its Subsidiaries.

     3.14 Employee Benefit Plans.

     (a) York has made available to Buyer Parties copies of each material "employee benefit plan", as defined in Section 3(3) of ERISA, each material employment, severance or similar contract, plan arrangement or policy and each other material written plan or arrangement providing for compensation, bonuses, profit-sharing, stock option or other stock related rights or other forms of incentive or deferred compensation, vacation benefits, insurance (including any self-insured arrangements), health or medical benefits, employee assistance program, disability or sick leave benefits, workers' compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance benefits) which is maintained, administered or contributed to by York or any ERISA Affiliate and covers any current or former employee, director or consultant (or any dependent or beneficiary thereof) or any current or former director or independent contractor of York or any of its Subsidiaries (and, if applicable, related trust or funding agreements or insurance policies) and all amendments thereto and written interpretations thereof have been made available to Buyer Parties together with the most recent annual report (Form 5500 including, if applicable, Schedule B thereto) and Form 990, if applicable, prepared in connection with any such plan or trust. Such plans are referred to collectively herein as the "Plans." Section 3.14(a) of the Seller Disclosure Schedule contains a correct and complete list identifying each Plan.

     (b) None of York, any ERISA Affiliate or any predecessor thereof sponsors, maintains or contributes to, or has in the past sponsored, maintained or contributed to, any Plan subject to Title IV of ERISA.

     (c)  None  of  York,  any  ERISA  Affiliate  or  any  predecessor   thereof
contributes to, or has in the past contributed to, any multiemployer plan, as defined in Section 3(37) of ERISA.

     (d) Each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and, to the Knowledge of York, no fact or circumstance exists giving rise to a material likelihood that such Plan would not be treated as so qualified by the IRS. Each Plan has been maintained in all material respects in compliance with its terms and with the requirements prescribed by all applicable Laws (including but not limited to ERISA and the Code).

     (e) Neither York nor any of its Subsidiaries has any current or projected liability in respect of post-employment or post-retirement health or medical or life insurance benefits with respect to current or former employees, directors or consultants, except as required to avoid excise tax under Section 4980B of the Code.

     (f) Except as set forth on Section 3.14(f) of the Seller Disclosure Schedule, no current or former employee, director or consultant of York or any of its Subsidiaries will become entitled to any bonus, retirement, severance, job security or similar benefit or any accelerated or enhanced payment or benefit as a result of the transactions contemplated by this Agreement. (g) There is no contract, plan or arrangement (written or otherwise) covering any current or former employee or director of York or any of its Subsidiaries that, individually or collectively, would reasonably be expected to give rise to the payment of any amount that would not be deductible pursuant to the terms of
Section 280G of the Code.

     (h) There have been no prohibited transactions (within the meaning of Section 406 of ERISA or 4975 of the Code) with respect to any Plan. No fiduciary (within the meaning of Section 3(21) of ERISA) has any material liability for breach of fiduciary duty or for any other failure to act or comply in connection with the administration or investment of the assets of any such Plan. There have been no acts or omissions by any person with respect to any Plan that have given rise to, or could reasonably be expected to give rise, to any material liability under Section 502 of ERISA.

     (i) Neither York nor any of its Subsidiaries maintains or otherwise has any liability with respect to any deferred compensation, excess benefit or other non-qualified supplemental retirement plan, program or arrangements, except under the EAR Plan. No "leased employee" (within the meaning of Section 414(n) of the Code), performs any material services for York or any of its Subsidiaries. Neither York nor any of its Subsidiaries has any material liability, whether absolute or contingent, including any obligations under any Plan, with respect to any misclassification of a Person performing services for York or any of its Subsidiaries as an independent contractor rather than as an employee.

     (j) Section 3.14(j) of the Seller Disclosure Schedule contains a true and complete list of all EARs outstanding as of the date hereof.

     3.15 Insurance. York has, and at all times since the Acquisition Date, has had, insurance policies in full force and effect with reputable insurers, providing for coverage as may be required by applicable Law and which is reasonable and customary (for Persons in similar businesses as York) for the operation of York and its Subsidiaries businesses as to both amount and scope.
Section 3.15 of the Seller Disclosure Schedule contains a complete and accurate list of all policies or binders of York's and its Subsidiaries' current insurance coverage, including bonds. No such policies are subject to retroactive premium adjustments except as expressly noted in such policies. Neither York nor any of its Subsidiaries is in Default under any such policy. York and its Subsidiaries have timely filed claims with their insurers with respect to all material matters and occurrences for which it believes it has coverage. There are no outstanding unpaid premiums except in the ordinary course of business and within the two (2) years prior to the date hereof, except as set forth in
Section 3.15 of the Seller Disclosure Schedule, neither York nor its Subsidiaries has received any notice from any insurer or agent of any intent to cancel or not so renew any insurance policy maintained by York or its Subsidiaries and there are no outstanding performance bonds covering or issued for the benefit of York and its Subsidiaries.

     3.16 Intellectual Property.

     (a) Set forth on Section 3.16(a) of the Seller Disclosure Schedule is a list of all (i) issued patents and pending patent applications, (ii) trademark and service mark registrations and applications for registration thereof, (iii) copyright registrations and applications for registration thereof and (iv) internet domain name registrations, in each case that are owned by York or any of its Subsidiaries (the "Registered Intellectual Property"). Neither York nor any of its Subsidiaries has received written notice of any pending or threatened action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand that challenges the legality, validity, enforceability, registration, use or ownership of any item of Registered Intellectual Property.

     (b) York and its Subsidiaries own, free and clear of all Encumbrances, or have valid licenses to use, all Intellectual Property necessary for the operation of the business of York as it is currently conducted.

     (c) To the Knowledge of York, no other Person is infringing upon, misappropriating or otherwise violating any Intellectual Property of York or any of its Subsidiaries. To the Knowledge of York, its current business practices and use of Intellectual Property do not infringe, violate or constitute an unauthorized use or misappropriation of any patent, copyright, trademark, trade secret or other similar right of any Person. Neither York nor its Subsidiaries has received any written charge, complaint, claim, demand, or notice alleging that York's or its Subsidiaries' current business practices are infringing upon, violating or misappropriating any such rights, and to the Knowledge of York, there is no basis for any such claim.

     (d) No present or former employee or subcontractor of York or its Subsidiaries has any right, title, or interest, directly or indirectly, in whole or in part, in any Intellectual Property owned or used by York or its Subsidiaries.

     (e) All Intellectual Property owned by York or any of its Subsidiaries that is material to the operation of York and for which confidentiality is required has been maintained in confidence in accordance with procedures that are reasonably adequate for their protection, and in accordance with procedures customarily used in the industry to protect rights of like importance.

     3.17 Books and Records. York and its Subsidiaries have made and kept (and given Buyer Parties access to) Books and Records and accounts, which, in reasonable detail, accurately and fairly reflect in all material respects the activities, transactions and dispositions of assets of York and its Subsidiaries. The minute books of York and its Subsidiaries accurately reflect all material actions and proceedings taken to date by the board of directors (or the Person or Persons performing similar functions), stockholders, members and committees (other than the compensation committee of York's board of directors, which does not keep minutes of its meetings) of York and its Subsidiaries, as applicable, and such minute books contain true and complete copies of the charter, by-laws and other charter documents of York and its Subsidiaries and all related amendments. The Equity Security record books of York reflect accurately all transactions in its capital stock or other Equity Security of all classes. Neither York nor any of its Subsidiaries has engaged in any material transaction, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained Books and Records of York and its Subsidiaries.

     3.18 Environmental Matters.

     (a) Except as set forth in Section 3.18(a) of the Seller Disclosure Schedule, (i) neither York nor any of its Subsidiaries has generated, used, transported, treated, stored, released or disposed of, and has not knowingly suffered or permitted any other Person to generate, use, transport, treat, store, release or dispose of any Hazardous Substance in violation of any Laws,
(ii) there has not been any generation, use, transportation, treatment, storage, release or disposal of any Hazardous Substance by York or any of its Subsidiaries in connection with the operation of its business or the use of any property or facility which has created or might reasonably be expected to create any material liability under any Laws or which would require reporting to or notification of any Governmental Entity, (iii) to the Knowledge of York, there has not been any generation, use, transportation, treatment, storage, release or disposal of any Hazardous Substance in connection with the operation of any former property or facility of York and its Subsidiaries or any nearby or adjacent properties or facilities, which has created or might reasonably be expected to create any material liability under any Laws or which would require reporting to or notification of any Governmental Entity, (iv) to the Knowledge of York, no asbestos or polychlorinated biphenyl or underground storage tank is contained in or located at any property or facility of York and its Subsidiaries and (v) to the Knowledge of York, any Hazardous Substance handled or dealt with in any way in connection with York and its Subsidiaries has been and is being handled or dealt with in all respects in material compliance with applicable Laws.

     (b) Neither York nor its Subsidiaries has (i) received notice that it is a potentially responsible party for a federal or state environmental cleanup site or for corrective action under CERCLA or any other applicable Law, (ii) submitted or been required to submit any notice pursuant to Section 103(c) of CERCLA, (iii) received any written request for information in connection with any federal or state environmental cleanup site, or (iv) been required to undertake any prospective or remedial action or clean-up action of any kind at the request of any Governmental Entity, or at the request of any other Person relating to any applicable environmental Law.

     (c) The businesses of York and its Subsidiaries have been and are being conducted in material compliance with all applicable federal, state and local environmental Laws.

     3.19 Certain Interests.

     (a) No Affiliate of York, no officer, director or employee of York or its Subsidiaries, and no Associate of any thereof, has any material interest in any property or assets used by York or any of its Subsidiaries for their respective businesses; no such Person except as set forth in Schedule 3.19(a) of the Seller Disclosure Schedule is indebted or otherwise obligated to York or any of its Subsidiaries; neither York nor any of its Subsidiaries is indebted or otherwise obligated to any such Person, except for amounts due under normal compensation arrangements applicable to all employees generally as to salary or reimbursement of ordinary business expenses not unusual in amount or significance. Except as set forth in Schedule 3.19(a) of the Seller Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not (either alone, or upon the occurrence of any act or event, or with the lapse of time, or both) result in any benefit or payment (severance or other) arising or becoming due from York and its Subsidiaries or any of their Affiliates or their successors or assigns (including Buyer Parties or any of their respective Affiliates) of any thereof to any Person (including York, its Subsidiaries, any Affiliate of York or any Associate of any thereof).

     (b) No officer, director,  employee,  Associate or Affiliate of York either
(i) is, (ii) directly or indirectly, has a financial interest in or (iii) is a director, officer or employee of, any Person which is a client of, supplier to, customer of or competitor of York and its Subsidiaries.

     3.20 Related Party Transactions.

     (a) Neither York nor any of its Subsidiaries has or will have engaged during the three (3) years prior to the Closing Date in any transaction with any Affiliate or any Associate thereof other than York or any of its Subsidiaries. Other than to York or any of its Subsidiaries, York and its Subsidiaries do not have any liabilities or obligations to any Affiliate or any Associate thereof and none of such Affiliates or any Associate thereof has any obligations to York or any of its Subsidiaries.

     (b) None of York, Seller or any of their Affiliates, directors or officers owns any material direct or indirect interest of any kind in (other than passive investments in mutual funds or other institutional investment vehicles), or controls, or is a director or officer of, or has the right to participate materially in the profits of (other than passive investments in mutual funds or other institutional investment vehicles), any Person that is (A) a competitor, supplier, customer, landlord, tenant, creditor or debtor of York and its Subsidiaries or (B) engaged in a business substantially related to the business of York and its Subsidiaries.

     3.21 Prohibited Payments. To the Knowledge of York, neither York nor any of its Subsidiaries has, directly or indirectly, (a) made, requested or demanded any bribes, kickbacks or other payments, directly or indirectly, to or from any Person or any Representative thereof, to obtain favorable treatment in securing business or otherwise to obtain special concessions for York or any of its Subsidiaries, (b) made any bribes, kickbacks or other payments, directly or indirectly, to or for the benefit of any Governmental Entity or political party or any official, employee or agent thereof, for the purpose of affecting his or her action or the action of the Governmental Entity or political party that he or she represents to obtain favorable treatment in securing business or to obtain special concessions for York or any of its Subsidiaries, (c) established or maintained any unrecorded fund or asset for any purpose or knowingly made any false entries on the Books and Records of York or any of its Subsidiaries for any reason, (d) paid or delivered any fee, commission or any other sum of money or item of property, however characterized, to any finder, agent, government official or other party, in the United States or any other country, which in any manner relates to the assets, businesses or operations of York or any of its Subsidiaries that York or any of its Subsidiaries, as applicable, knows or has reason to believe to have been illegal under any federal, state or local Laws (or any rules or regulations thereunder) of the United States or any other country having jurisdiction or (e) otherwise used funds of York or any of its Subsidiaries for any illegal purpose, including, without limitation, any violation of the Foreign Corrupt Practices Act of the United States.

     3.22 No Brokers or Finders. Except as set forth in Section 3.22 of the Seller Disclosure Schedule, no agent, broker, finder or investment or commercial banker, or other Person or firm engaged by or acting on behalf of York or its Subsidiaries or Affiliates in connection with the negotiation, execution or performance of this Agreement or the transactions contemplated by this Agreement, is or will be entitled to any broker's or finder's or similar fees or other commissions as a result of this Agreement or such transactions.

     3.23 Accuracy of Information. None of the information supplied or to be supplied by or on behalf of York or its Subsidiaries by an authorized representative of Seller, York or its Subsidiaries (a) to any Person for inclusion in any document or application filed with any Governmental Entity having jurisdiction over or in connection with the transactions contemplated by this Agreement or (b) to Buyer Parties or their Representatives in connection with this Agreement, the transactions contemplated by this Agreement or the negotiations leading up to this Agreement, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If any of such material information at any time subsequent to delivery and prior to the Closing Date becomes untrue or misleading in any material respect, York will promptly notify Buyer Parties in writing of such fact and the reason for such change, but such notification shall not constitute by itself an admission of the inaccuracy of any representation and warranty or breach of any covenant hereunder. All documents required to be filed by York and its Subsidiaries with any Governmental Entity in connection with this Agreement or the transactions contemplated by this Agreement comply in all material respects with the provisions of applicable Law.

     3.24 Accounting Internal Controls. York and its Subsidiaries have records that reflect their material transactions since their dates of formation, and since the Acquisition Date have maintained internal accounting controls sufficient to provide reasonable assurance that in all material respects (a) transactions are executed in accordance with managements' general or specific authorizations, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, and to maintain accountability for assets,

     (c) access to assets is permitted only in accordance with York's or its Subsidiaries' managements' general or specific authorizations and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and reasonably appropriate action is taken with respect to any differences. Such records, to the extent they contain important information that is not easily and readily available elsewhere, have been duplicated and, to the Knowledge of York, such duplicates are stored safely and securely pursuant to reasonable procedures and techniques utilized by companies of comparable size in similar lines of business.

     3.25 Banking Relationships. Section 3.25 of the Seller Disclosure Schedule sets forth a complete and accurate description of all arrangements that York and its Subsidiaries have with any banks, savings and loan associations or other financial institutions providing for checking accounts, safe deposit boxes, borrowing arrangements, and certificates of deposit or otherwise, indicating in each case account numbers, if applicable, and the Person or Persons authorized to act or sign on behalf of York and its Subsidiaries in respect of any of the foregoing.

                                   ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES REGARDING SELLER

         Seller hereby represents and warrants to Buyer Parties as of the date hereof and as of the Closing Date, except as to any representation or warranty that specifically relates to another date or another period, in which case such representation or warranty shall relate to such other date or other period, and except as set forth in the Seller Disclosure Schedule, as follows:

     4.1 Authorization. Seller has all requisite power, authority and legal capacity to execute and deliver this Agreement, the Ancillary Agreements and each other agreement, document, instrument or certificate contemplated hereby or thereby to be executed by him in connection with the consummation of the transactions contemplated by the Agreement and the Ancillary Agreements, and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Ancillary Agreements by Seller and the consummation by Seller of the transactions contemplated hereby and thereby are duly and validly authorized by Seller. This Agreement has been, and each of the Ancillary Agreements to which he is a party shall be, duly executed and delivered by Seller and constitutes or will constitute the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar Laws and equitable principles relating to or limiting creditors' rights generally.

     4.2 No Conflicts. Except as set forth in Section 4.2 of the Seller Disclosure Schedule, the execution and delivery of this Agreement and each of the Ancillary Agreements to which Seller is a party, the consummation of the transactions contemplated hereby and thereby or compliance by Seller with any of the provisions hereof or thereof will not violate the provisions of, or constitute a breach or default whether upon lapse of time and/or the occurrence of any act or event or otherwise, or result in the creation or vesting of any payment or other right of any Person, under (a) any Law or Order of any Governmental Entity applicable to Seller or by which any of the properties or assets of Seller are bound or (b) any material Contract or Permit to which Seller is a party or by which any of the properties or assets of Seller are bound.

     4.3 Ownership and Transfer of Shares. Seller is the record and beneficial owner of 500 Shares, free and clear of any and all Encumbrances, except those Encumbrances arising under the Existing Stockholders Agreement. Seller has the power and authority to sell, transfer, assign and deliver such Shares as provided in this Agreement, and such delivery will convey to Buyer Parties good and marketable title to such Shares, free and clear of any and all Encumbrances. Other than the Existing Stockholders Agreement, Seller is not a party to any Contract with respect to any Equity Securities of York or its Subsidiaries, including, but not limited to, any Contract that could require Seller to sell, transfer, or otherwise dispose of any of his Shares other than pursuant to this Agreement.

     4.4 Consents, etc. Except as set forth on Section 4.4 of the Seller Disclosure Schedule, there are no Permits, Orders or Approvals of any Governmental Entity or any other Person required to be obtained by Seller in order to execute and deliver this Agreement and consummate the transactions contemplated hereunder. Except as set forth on Section 4.4 of the Seller Disclosure Schedule, Seller has obtained all such Permits, Orders and Approvals necessary for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, except for filings and registrations pursuant to the HSR Act.

     4.5 Litigation. There is no Order or Action pending or, to the Knowledge of Seller, threatened that seeks to prohibit or restrain the ability of Seller to enter into this Agreement or consummate the transactions contemplated hereby.

     4.6 No Brokers or Finders. Except for Chapman Associates, the fees and expenses of which are the responsibility of Seller, no Person has acted, directly or indirectly, as a broker, finder or financial advisor for Seller in connection with the transactions contemplated by this Agreement and no Person is entitled to any fee or commission or like payment in respect thereof.

                                    ARTICLE V
                     COVENANTS AND AGREEMENTS OF THE PARTIES

     5.1 Expenses.

     (a) Subject to the provisions of Article VIII hereof and Section 1.3, Seller shall pay all of his Expenses (other than the Company Transaction Expenses). In addition, Seller shall pay one quarter of the aggregate of any HSR Act filing fees paid with respect to the transactions contemplated hereby and by the Bexil Purchase Agreement.

     (b) Subject to the provisions of Article VIII hereof and Section 1.3, Buyer Parties shall pay all of the Expenses incurred by Buyer Parties and their respective Affiliates. In addition, Buyer Parties shall pay one half of the aggregate of any HSR Act filing fees paid with respect to the transactions contemplated hereby and by the Bexil Purchase Agreement.

     5.2 Publicity.

     (a) No party hereto shall issue any press release or other public statement, with respect to the existence of this Agreement or the transactions contemplated hereby, except as may be required by Law (if so required, such press release or public statement shall be made only after consultation among the parties hereto), or as consented to by the parties.

     (b) Each party hereto agrees that the terms of this Agreement shall not be disclosed or otherwise made available to the public and that copies of this Agreement shall not be publicly filed or otherwise made available to the public, except where such disclosure, availability or filing is required by applicable Law and only to the extent required by such Law.

     5.3 Additional Agreements; Approvals; Consents. Upon the terms and subject to the conditions set forth in this Agreement, each party hereto agrees, both before and after the Closing, to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to confirm and further the effectiveness of, in the most expeditious manner practicable, the transactions contemplated by this Agreement. The actions contemplated by this Section 5.3 shall include, but are not limited to: (a) the procurement of any Approvals from all Governmental Entities and the making of any necessary registrations or filings (including filings with Governmental Entities) and the taking of all reasonable steps as may be necessary to obtain an Approval from, or to avoid an action or proceeding by, any Governmental Entity; (b) giving all notices to, and making all registrations and filings with third parties, including without limitation submissions of information requested by Governmental Entities; provided, however, that neither Seller nor any of Buyer Parties shall be required to make any payments, commence litigation or agree to modifications of the terms thereof in order to obtain any such waivers or Approvals; (c) obtaining all necessary Permits required to be obtained under applicable Laws; (d) the defense of any Actions, whether judicial or administrative, challenging this Agreement and the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed; (e) the execution and delivery of any additional instruments reasonably necessary to consummate the transactions contemplated by this Agreement; and (f) the fulfillment of all conditions to this Agreement for which the party is responsible. Nothing in this Section 5.3 shall be considered a waiver by a party of any condition to the other parties' obligation to consummate the transactions contemplated hereby, including, without limitation, obligations under any section of this Agreement to have obtained all necessary Approvals of any Governmental Entities or third parties prior to or on the Closing Date and each party hereby expressly reserves all remedies as provided herein relating to any breach by the other parties of any representation or warranty or covenant in respect hereof.

     5.4 Books and Records. From and after the Closing Date, to the extent reasonably requested by any party hereto, each party hereto shall, and shall cause their respective Affiliates to, cooperate with and make available to the other party, during normal business hours, all Books and Records, information and employees (without substantial disruption of employment), as well as access to, and the cooperation of, the auditors of such party, retained and remaining in existence after the Closing which are necessary or useful in connection with any Tax inquiry, audit, investigation or dispute, any litigation or investigation or any other matter requiring any such Books and Records, information or employees, or access to such auditors, for any reasonable business purpose. The party requesting any such Books and Records, information or employees, or access to such auditors, shall bear all of the out-of-pocket costs and expenses (including, without limitation, attorneys' fees, but excluding any reimbursement for salaries or benefits) reasonably incurred in connection with providing such Books and Records, information or employees, or access to such auditors.

     5.5 Notification of Certain Matters. A party shall give prompt notice to the other party after becoming aware of (a) the occurrence, or failure to occur, of any event that would be likely to cause (x) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect or (y) a material adverse effect on a party's ability to consummate the transactions contemplated by this Agreement; and (b) any failure of any party to comply with or satisfy, in any material respect, any covenant, condition or agreement to be complied with or satisfied by it under this Agreement. No such notification shall affect, or be deemed to cure any breach of, the representations, warranties, covenants and agreements of the parties or the conditions to their respective obligations hereunder. Seller shall also give prompt notice to Buyer Parties of (a) any Default, or (b) any claim made by, or Action threatened or commenced against, York or any of its Subsidiaries, in either case, of which Seller has Knowledge, occurring prior to the Closing Date in an amount in excess of $50,000, individually. The notification obligations of each party set forth in this Section 5.5 shall expire on the Closing Date.

     5.6 Investigation by Buyer Parties. Subject to the Confidentiality Agreement, from the date hereof through the Closing Date, Seller shall cause York to, and shall cause York's Representatives to, afford the Representatives of Buyer Parties and their respective Affiliates reasonable access during normal business hours upon prior written notice to the business for the purpose of inspecting the same, and to the officers, employees, agents, attorneys, accountants, properties, Books and Records and Contracts of York and its Subsidiaries, and shall cause York to furnish Buyer Parties and their Representatives with all financial, operating and other data and information as Buyer Parties or their Affiliates, through their respective Representatives, may reasonably request, including (i) all information reasonably necessary for Buyer Parties to monitor and confirm the amounts of the Stockholder Distributions, Funded Debt and Cash and (ii) an unaudited balance sheet and the related statements of income, stockholders equity and cash flow for each month from the date hereof through the Closing Date within 15 business days after the end of each month, which financial statements shall in all material respects (a) be true, correct and complete, (b) be in accordance with the Books and Records of York and its Subsidiaries and (c) accurately set forth the assets, liabilities and financial condition, results of operations and other information purported to be set forth therein in accordance with GAAP consistently applied (except that no financial statement footnotes will be provided nor will typical year end audit adjustments be made).

     5.7 Conduct of Business. From the date hereof through the Closing, Seller shall cause York and each of its Subsidiaries to, except as contemplated by this Agreement, or as consented to by Buyer Parties in writing, which shall not be unreasonably withheld or delayed, operate its business in the ordinary course of business and in accordance with past practice and to not take any action inconsistent with this Agreement or with the consummation of the Closing. Without limiting the generality of the foregoing, Seller shall cause York to not, and to not permit any of its Subsidiaries to, except as specifically contemplated by this Agreement or as consented to by Buyer Parties in writing, which shall not be unreasonably withheld or delayed:

     (a) Change or amend the charter, by-laws or any other charter documents of York or its Subsidiaries (including, but not limited to, any certificate of designation or similar document), except as contemplated by this Agreement;

     (b) Change its accounting methods, principles or practices affecting assets or liabilities (other than changes required by GAAP or applicable Law after the date of this Agreement);

     (c) Settle or compromise any matter with Tax authorities or make, revoke or change any material Tax election which could affect any of Buyer Parties, York or York's Subsidiaries after the Closing;

     (d) Materially revalue any assets, including, without limitation, writing down the value of goodwill or inventory or writing off notes or accounts receivable (other than as required by GAAP or applicable Law after the date of this Agreement or consistent with past practices);

     (e) Cancel any Funded Debt (except under the Wachovia Agreement) or waive, compromise or release any material right or claim relating to York's activities, properties or other assets;

     (f) Other than the Stockholder Distributions made in compliance with applicable Law and set forth on the Closing Purchase Price Certificate, declare, set aside, make or pay any dividend or other distribution in respect of York's Equity Securities;

     (g) Issue, repurchase or redeem or commit to issue, repurchase or redeem, any shares of York's Equity Securities, any options or other rights to acquire such shares of Equity Securities or any securities convertible into or exchangeable for such shares of Equity Securities;

     (h) Amend, cancel or terminate any Material Agreement, or material Permit relating to York or its Subsidiaries or enter into any Material Agreement, or material Permit which is not in the ordinary course of business, including, without limitation, any employment or consulting agreements except as contemplated hereunder;

     (i) Acquire any assets, execute any lease (other than renewals or extensions of existing leases in the ordinary course of business or any other lease with (i) aggregate payments to be made by York and its Subsidiaries thereunder not in excess of $300,000, individually and (ii) an unexpired term not in excess of 10 years after the date hereof) or sell, assign, transfer, convey, lease, license, mortgage, pledge, abandon, permit to lapse, or otherwise dispose of or encumber any material assets of York or its Subsidiaries, or any interests therein, except in the ordinary course of business;

     (j) Acquire by merger or consolidation with, or merge or consolidate with, or purchase substantially all of the assets of, or otherwise acquire any material assets or business of, any corporation, partnership, association or other business organization or division thereof;

     (k) Incur any liability or obligation for interest bearing indebtedness (other than borrowings under the Wachovia Agreement to be used for the sole purposes of funding

Stockholder Distributions or for general operating purposes), or guarantee the liabilities or obligations of others, indemnify others or incur any other material liability or obligation, other than indemnification obligations made to York's customers and vendors in the ordinary course of business with respect to commercial arrangements with such customers and vendors; (l) Take any action with respect to the grant of any bonus, severance or termination pay (otherwise than pursuant to policies or agreements of York or its Subsidiaries in effect on the date hereof that are described in Section 3.14(a) of the Seller Disclosure Schedule or pursuant to Year-End Compensation Arrangements) or with respect to any increase of benefits payable under its severance or termination pay policies or agreements in effect on the date hereof or increase in any manner the compensation or fringe benefits of any director, officer, employee, consultant, Representative of York and its Subsidiaries (otherwise than as required by policies or agreements of York or its Subsidiaries in effect on the date hereof that are described in Section 3.14(a) of the Seller Disclosure Schedule), or pay any benefit not required by any existing Plan or policy;

     (m) Adopt, enter into or amend any Plan, agreement (including, without limitation, any collective bargaining or employment agreement), trust, fund or other arrangement for the benefit or welfare of any employee, except for any such amendment as may be required to comply with applicable Laws, or fail to maintain all Plans in accordance with applicable Laws in all material respects;

     (n) Make any change in the key management personnel of York or its Subsidiaries listed in Section 5.7(n) of the Seller Disclosure Schedule;

     (o) Hire any additional officers, except as may be consistent with prior practices and as may be commercially reasonable, provided that the annual salary of any such additional officer does not exceed $100,000, individually;

     (p) Enter into, materially modify or materially revise any agreement or transaction with any Principal or any of its Affiliates;

     (q) Willingly allow or permit to be done, any act by which any of York's or its Subsidiaries' insurance policies may be suspended, impaired or canceled unless an amount of comparable insurance coverage would be effective at the Closing for any such suspended, impaired or cancelled insurance policies, provided that such comparable insurance would not be materially less favorable to York and its Subsidiaries than any such suspended, impaired or cancelled insurance policies;

     (r) Fail to expend funds for budgeted capital expenditures or commitments;

     (s) Fail to pay after the expiration of any applicable grace periods its accounts payable and any indebtedness owed or obligations due, or pay or discharge when due any liabilities or obligations, in the ordinary course of business, other than if disputed in good faith;

     (t) Fail to attempt to collect its accounts receivable in the ordinary course of business consistent with past practices;

     (u) Fail to maintain the assets of the business in a commercially reasonable manner, but no less than substantially their current state of repair, excepting normal wear and tear, or fail to replace consistent with York's past practice inoperable, worn-out or obsolete or destroyed assets that are necessary for the operation of York;

     (v) Fail to comply in any material respect with all Laws applicable to it;

     (w) Intentionally do any other act which could cause any representation or warranty of York in this Agreement to be or become untrue in any material respect;

     (x) Fail to use its commercially reasonable efforts to (i) retain York's and its Subsidiaries' employees so that such employees will remain available to York on and after the Closing Date, (ii) maintain York's and its Subsidiaries' businesses so that such employees will remain available to York on and after the Closing Date, (iii) maintain existing relationships with material suppliers, customers and others having business dealings with York or any of its Subsidiaries and (iv) otherwise preserve the goodwill of York's and its Subsidiaries' businesses so that such relationships and goodwill will be preserved on and after the Closing Date;

     (y) Enter into any agreement, or otherwise become obligated, to do any action prohibited hereunder; or

     (z) Issue any additional EARs.

     5.8 No Solicitation of Other Proposals. Notwithstanding anything in the Existing Stockholders Agreement to the contrary, prior to the earlier of the Closing or the termination of this Agreement pursuant to Section 9.1, Seller shall not and shall cause York not to, directly or indirectly, take (and Seller shall not authorize or permit any of his or York's Representatives or, to the extent within Seller's control, other Affiliates to take) any action to (i) encourage (including by way of furnishing non-public information), solicit, initiate or facilitate any Takeover Proposal, (ii) enter into any agreement with respect to any Takeover Proposal or enter into any agreement, arrangement or understanding requiring York or Seller to abandon, terminate or fail to consummate the Transactions or any other transaction contemplated by this Agreement, or (iii) participate in any way in discussions or negotiations with, or furnish any information to, any Person in connection with, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or could reasonably be expected to lead to, any Takeover Proposal. Seller hereby represents that it is not now engaged in discussions or negotiations with any Person other than Buyer Parties with respect to any Takeover Proposal.

     5.9 Closing Purchase Price Certificate; Transaction Expense Statement At least two business days prior to the Closing Date, Seller shall cause York to provide to Buyer Parties: (i) a true and complete written report substantially in the form attached hereto as Annex I (which shall be certified by the chief financial officer of York and acceptable to Buyer Parties in their reasonable discretion) (the "Closing Purchase Price Certificate") of the calculation of the Stockholder Distributions as of the Closing Date, estimated Cash as of the Closing Date, estimated Funded Debt as of the Closing Date, Aggregate Funded Debt Borrowings (if any), Aggregate Funded Debt Repayments (if any) and the estimated Cash Deficiency (if any) as of the Closing Date, together with all supporting calculations of the foregoing and (ii) a true and complete written report substantially in the form attached hereto as Annex II (which shall be certified by the chief financial officer of York and acceptable to Buyer Parties in their reasonable discretion) setting forth an itemized list of any and all Company Transaction Expenses incurred in connection with the consummation of the transactions contemplated hereby, together with invoices or other evidence reasonably satisfactory to Buyer Parties from Persons to whom such Company Transaction Expenses are owed or have been paid, with respect to all Company Transaction Expenses owed or paid to such Persons (the "Transaction Expense Statement"). Seller shall cause York to provide to Buyer Parties reasonable access to all Books and Records of York relevant to the calculations included in the Closing Purchase Price Certificate and the Transaction Expense Statement and to all personnel of York that participated in the preparation of the Closing Purchase Price Certificate and the Transaction Expense Statement.

     5.10 Assistance with Financing. Seller, at Buyer Parties' sole expense, shall use his commercially reasonable efforts to, and to cause York and its Subsidiaries to, cooperate with Buyer Parties and the arrangers, lenders and advisors to any Buyer Party, in each case in connection with the arrangement of any financing, the proceeds of which are to be used to consummate, or otherwise to be consummated contemporaneous with or at or after the Closing in respect of the transactions contemplated by this Agreement, including, without limitation, participation in meetings during normal business hours and with reasonable prior notice (including direct contact between York's senior management and prospective lenders and investors), due diligence sessions during normal business hours and with reasonable prior notice, road shows and rating agency presentations during normal business hours and with reasonable prior notice; the preparation of confidential information memoranda, offering memoranda, private placement memoranda, registration statements, prospectuses and similar documents, provided that Seller shall not be required to agree to become personally responsible or liable to the distributees thereof for the information set forth therein; participation in the negotiation of any commitment letters, underwriting or placement agreements, indentures, supplemental indentures, loan agreements, escrow and security agreements, pledge and security documents, other definitive financing documents, or other requested certificates or documents, including a certificate of the chief financial officer of York and its Subsidiaries with respect to solvency matters. Seller will use his commercially reasonable efforts to cause York's independent auditors, at Buyer Parties' sole expense, to (i) cooperate in connection with any such financing and (ii) cooperate in due diligence and drafting sessions with arrangers and/or placement agents in connection with any such financing. Seller will use his commercially reasonable efforts to assist Buyer Parties, at Buyer Parties' sole expense, in satisfying all of the conditions to the financing contemplated by the Commitment Letters.

     5.11 Invention Assignment Agreements. From and after the date hereof, Seller shall use commercially reasonable efforts to cause York to obtain, on or prior to the Closing Date, from all employees, agents, consultants, contractors or other Persons who are, or have been, involved in the development of Intellectual Property for or on behalf of York or any Subsidiary to execute appropriate instruments of assignment in favor of York or any of its Subsidiaries as assignee to convey to York or any of its Subsidiaries ownership of Intellectual Property developed by such employees, agents, consultants, contractors or other Persons on behalf of York or any of its Subsidiaries.

     5.12 EAR Plan. Prior to the Closing Date, Seller shall cause York to take all actions necessary or appropriate to provide that all EARs granted and vested under the EAR Plan, which on or prior to the Closing Date have become vested and exercisable in accordance with their terms and which are listed on Schedule 5.12 (the "Vested EARs"), shall be cancelled by York and shall no longer be outstanding thereafter. In consideration for such cancellation, York shall pay to the holder of each such Vested EAR a cash amount equal to the excess (if any) of (a) the Vested EAR unit value as of the Closing Date over (b) the Vested EAR unit value as of the date of grant (the aggregate amount of such payment shall be referred to herein as the "EAR Cash Out Amount"). For the avoidance of doubt,
(x) no accelerated vesting or exercisability shall occur with respect to any EARs in connection with the transactions contemplated by this Agreement; and (y) York shall not pay any EAR Cash Out Amount with respect to any EARs other than the Vested EARs.


     5.13 Existing Stockholders Agreement. Seller hereby waives in accordance with Section 18 of the Existing Stockholders Agreement any and all rights that Seller may have pursuant to the Existing Stockholders Agreement (including, without limitation, those set forth in Sections 2, 5 and 11 thereof) with respect to the execution and delivery by Bexil of the Bexil Purchase Agreement and the consummation of the transactions contemplated by the Bexil Purchase Agreement (including, without limitation, the Bexil Sale), provided, however, that this waiver shall terminate and shall be null and void, and of no further force or effect, upon a termination of this Agreement in accordance with its terms. In addition, other than with respect to Stockholder Distributions, Seller hereby agrees, solely in his capacity as a stockholder of York, that he will not approve any of the transactions described in Section 1(e) of the Existing Stockholders Agreement without the prior written consent of Buyer Parties.

     5.14 Consideration for Bexil Sale. Buyer Parties agree not to increase the aggregate consideration for the Bexil Shares to be sold to Buyer Parties in the Bexil Sale from that set forth in the Bexil Purchase Agreement delivered to Seller on the date of this Agreement unless Buyer Parties shall agree to increase the Purchase Price payable hereunder proportionately with any such increase in the aggregate consideration for the Bexil Shares.

     5.15 Merger of Buyer and York. As promptly as practicable following the Closing, Buyer Parties shall cause Buyer to be merged with and into York (the "Merger"), whereby the separate corporate existence of Buyer shall cease and York shall continue as the surviving corporation. Upon the effectiveness of the Merger (the "Effective Time"), (i) all of the property, rights, privileges, powers and franchises of Buyer and York shall vest in York, as the surviving corporation, and all debts, liabilities and duties of Buyer and York shall become the debts, liabilities and duties of York, as the surviving corporation,
(ii) each of the Shares outstanding immediately prior to the Effective Time will be cancelled and extinguished and (iii) each share of common stock of Buyer issued and outstanding immediately prior to the Effective Time shall be canceled and extinguished and automatically converted into the right to receive one or more newly-issued Shares.

     5.16 Stock Option Plan. On or prior to the Closing, Parent shall have adopted the Stock Option Plan with the terms and conditions described on Exhibit F-1 attached hereto and pursuant to which the individuals listed on Exhibit F-2 attached hereto will be granted options to purchase such number of shares of Parent Common Stock as set forth on Exhibit F-2 attached hereto.

                                 ARTICLE VI
  TAX  INDEMNITIES,  FILING  REQUIREMENTS  AND OTHER  POST-CLOSING MATTERS

     6.1 Seller Indemnity. Except for the matters described on Schedule 6.1, Seller shall indemnify and hold harmless Parent, Taxpayers, and each of their respective Affiliates, successors, and assigns, from and against all Taxes (i) with respect to all periods beginning on or after the Acquisition Date and ending on or prior to the Closing Date, (ii) with respect to any period beginning on or after the Acquisition Date but before the Closing Date and ending after the Closing Date, but only with respect to the portion of such period up to and including the Closing Date (such portion, a "Pre-Closing Partial Period") or (iii) payable as a result of a breach of any representation or warranty set forth in Section 3.9. The post-Closing Date portion of any period ending after the Closing Date and beginning before the Closing Date is hereinafter called a "Post-Closing Partial Period".

     6.2 Allocation Between Partial Periods. Any Taxes for a period, including a Pre-Closing Partial Period and a Post-Closing Partial Period, shall be apportioned between such Pre-Closing Partial Period and such Post-Closing Partial Period, based, in the case of real and personal property Taxes, on a per diem basis and, in the case of other Taxes, on the actual activities, taxable income or taxable loss of the applicable entity during such Pre-Closing Partial Period and such Post-Closing Partial Period.

     6.3 Post-Closing Audits and Other Proceedings. Seller and Parent agree to give prompt notice to each other of any proposed adjustment to Taxes for periods ending on or prior to the Closing Date or any Pre-Closing Partial Period. Seller and Parent shall cooperate with each other in the conduct of any audit or other proceedings involving any Taxpayer for such periods and each may participate at its own expense, provided that Seller shall have the right to control the conduct of any such audit or proceeding only if Seller agrees that any resulting Tax is covered by the indemnity provided in Section 6.1. Notwithstanding the foregoing, Seller may not settle or otherwise resolve any such claim, suit or proceeding materially affecting the Taxpayers for a Post-Closing Partial Period or any other period subsequent to the Closing without the consent of Parent, such consent not to be unreasonably withheld or delayed.

     6.4 Cooperation. Seller and Parent agree to furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information and assistance (including access to books and records) relating to the Taxpayers as is reasonably necessary for the preparation of any return for Taxes, claim for refund or audit, and the prosecution or defense of any claim, suit or proceeding relating to any proposed adjustment.

     6.5  Miscellaneous.  To the extent  that any  provision  contained  in this
Article VI conflicts with any other provision contained in Article VIII (other than Section 8.4(b)), this Article VI shall govern.

                                   ARTICLE VII
                            CONDITIONS TO THE CLOSING

     7.1 Conditions to the Closing Relating to Buyer Parties. Buyer Parties' obligation to consummate the transactions contemplated hereby is subject to the fulfillment or written waiver, prior to or at the Closing Date, of each of the following conditions:

     (a) Representations, Warranties and Covenants. All representations and warranties of Seller contained in this Agreement and qualified by the words "material," "material adverse effect" and similar phrases shall be true and correct in all respects, and all representations and warranties of Seller contained in this Agreement that are not so qualified shall be true and correct in all material respects, in each case, at and as of the date of this Agreement and at and as of the Closing Date, except for those representations and warranties that speak as of a particular date, which will continue to be true and correct as of such date, and Seller shall have performed and satisfied in all material respects all agreements and covenants required hereby to be performed by him prior to or on the Closing Date.

     (b) Regulatory Consents, Authorizations, etc. All consents, authorizations, Orders and Approvals of, and filings and registrations with any Governmental Entity (including pursuant to the HSR Act) or any other Person which are required for or in connection with the execution and delivery of this Agreement and the consummation by each party hereto of the transactions contemplated hereby, shall have been obtained or made. The applicable waiting period, including all extensions thereof, under the HSR Act shall have expired or been terminated.

     (c) Litigation; Other Events. No Law or Order shall have been enacted, entered, issued, promulgated or enforced by any Governmental Entity, nor shall any Action be pending or threatened, which questions the validity or legality of, or prohibits or restricts or, if successful, would prohibit or restrict, the transactions contemplated by this Agreement or would not permit York or its Subsidiaries as presently operated to continue unimpaired in all material respects following the Closing Date or which would have any material adverse effect on the right or ability of Buyer Parties to own, operate, possess or transfer York and its Subsidiaries after the Closing.

     (d) Deliveries. The deliveries referred to in Section 1.5(a) shall have been made.

     (e) Certificates. Seller shall have furnished Buyer Parties with such certificates to evidence compliance with the conditions set forth in this
Section 7.1 as may be reasonably requested by them.

     (f) Material Adverse Effect. Since the Reference Balance Sheet Date, there shall not have been any Material Adverse Effect on York.

     (g) Consummation of the Bexil Sale. The Bexil Sale and the other transactions contemplated by the Bexil Purchase Agreement shall have been consummated.

     (h) Financing. Buyer Parties (or their Affiliates) shall have obtained the debt financing on the terms and for the purposes set forth in the term sheets included in each of the Commitment Letters.

     (i) Additional Management Investment. Each of James Sweeney and Mark Aussicker (collectively, the "Executives") shall have (i) invested in Parent an aggregate of at least $650,000 and $425,000, respectively, to acquire shares of Parent Common Stock at the same purchase price and on the same terms and conditions as the investment that is made by affiliates of Odyssey Investment Partners, LLC in Parent and (ii) executed and delivered the Executive Stockholders Agreement.

     (j) Other Agreements. Each of the Ancillary Agreements shall have been executed and delivered by the parties thereto.

     (k) Resignations. Buyer Parties shall have received the resignations of each of the directors of York and its Subsidiaries.

     (l) Legal Opinion. Buyer Parties shall have received the legal opinion of Wilson, Elser, Moskowitz, Edelman & Dicker LLP, counsel to Seller, substantially in the form of Exhibit B hereto.

     7.2 Conditions to the Closing Related to Seller. Seller's obligation to consummate the transactions contemplated hereby is subject to the fulfillment or waiver, prior to or at the Closing Date, of each of the following conditions:

     (a) Representations, Warranties and Covenants. All representations and warranties of Buyer Parties contained in this Agreement and qualified by the words "material," "material adverse effect" and similar phrases shall be true and correct in all respects, and all representations and warranties of Buyer Parties contained in this Agreement that are not so qualified shall be true and correct in all material respects, in each case, at and as of the date of this Agreement and at and as of the Closing Date, except for those representations and warranties that speak as of a particular date, which will continue to be true and correct as of such date, and Buyer Parties shall have performed and satisfied in all material respects all agreements and covenants required hereby to be performed by them prior to or on the Closing Date.

     (b) Regulatory Consents, Authorizations, etc. All consents, authorizations, Orders and Approvals of, and filings and registrations with any Governmental Entity (including pursuant to the HSR Act) which are required for or in connection with the execution and delivery of this Agreement and the consummation by each party hereto of the transactions contemplated hereby, shall have been obtained or made. The applicable waiting period, including all extensions thereof, under the HSR Act shall have expired or been terminated.

     (c) Litigation; Other Events. No Law or Order shall have been enacted, entered, issued, promulgated or enforced by any Governmental Entity, nor shall any Action be pending or threatened, which questions the validity or legality of, or prohibits or restricts or, if successful, would prohibit or restrict, the transactions contemplated by this Agreement.

     (d) Deliveries. The deliveries referred to in Section 1.5(b) shall have been made.

     (e)  Purchase  Price.  Seller shall have  received the payment  required by
Section 1.2(a).

     (f) Certificates. Buyer Parties shall have furnished Seller with such certificates of its officers and others to evidence compliance with the conditions set forth in this Section 7.2 as may be reasonably requested by Seller.

     (g) Other Agreements. Each Buyer Party shall have executed and delivered the Ancillary Agreements to which such Buyer Party is a party.

     (h) Legal Opinion. Seller shall have received the legal opinion of Latham & Watkins LLP, counsel to Buyer Parties, substantially in the form of Exhibit G hereto.

                                  ARTICLE VIII
                                    INDEMNITY

     8.1 Survival of Representations, Warranties and Covenants. The representations and warranties of Seller contained in Articles III and IV shall survive the Closing until twelve (12) months after the Closing Date, without regard to any investigation made by Buyer Parties (whether prior to, on or after the Closing), unless Parent notifies Seller in writing prior to such date of any specific claim or claims for alleged breach of any such representation or warranty, in which case such representation or warranty shall survive with respect to such claim until the final resolution by settlement, arbitration, litigation or otherwise of any such claim; provided that the representations and warranties contained in Sections 3.1, 3.2, 3.6, 4.1 and 4.3 (collectively, the "Seller Title Representations") shall survive indefinitely; and provided further, that the representations and warranties contained in Section 3.9 shall survive through the applicable statutes of limitations, including all extensions thereof plus sixty (60) days. No investigation made by any of the parties hereto (whether prior to, on or after the Closing) shall in any way limit the representations and warranties of the parties. All representations and warranties of Buyer Parties contained in Article II shall survive until twelve
(12) months  after the  Closing  Date,  provided  that the  representations  and warranties contained in Sections 2.1, 2.2, 2.9 and 2.10 shall survive indefinitely (collectively, the "Buyer Title Representations"). The covenants and agreements of the parties contained herein shall survive the Closing in accordance with their respective terms, provided that the covenants contained in
Article VIII or otherwise in the event no term is specified in such covenant, shall survive indefinitely. The Tax indemnities provided by Article VI shall survive through the applicable statutes of limitations, including all extensions thereof, plus sixty (60) days.

     8.2  Indemnification  by Seller.  Seller shall  indemnify and hold harmless
Parent, its Affiliates (including York and its Subsidiaries) and their respective directors, officers, employees and Affiliates ("Buyer Indemnified Parties") from and against any and all Losses that may be sustained, suffered or incurred by Parent, its Affiliates or any other Buyer Indemnified Party arising out of or relating to (i) any inaccuracy in or breach of any of Seller's representations and warranties contained in this Agreement or (ii) any breach or nonperformance of any covenants or agreements made by Seller in or pursuant to this Agreement.

     8.3 Indemnification by Parent. Parent shall indemnify Seller and his Affiliates (including York and its Subsidiaries) and their respective directors, officers, employees and Affiliates ("Seller Indemnified Parties") from and against any and all Losses that may be sustained, suffered or incurred by Seller, its Affiliates or any other Seller Indemnified Party arising out of or relating to (i) any inaccuracy in or breach of Buyer Parties' representations and warranties contained in this Agreement or (ii) any breach or nonperformance of any covenants or agreements made by Buyer Parties in or pursuant to this Agreement.

     8.4 Limitations on Indemnity.

     (a) General. The indemnification obligations of Seller and Buyer Parties pursuant to Section 8.2 or 8.3, respectively, shall be limited to claims for Losses made prior to the last date of the respective survival periods thereof referred to in Section 8.1.

     (b) Maximum Liability.

          (i) Seller's Cap. Subject to subsection (c) of this Section 8.4 and except as otherwise provided in the immediately following sentence, the maximum aggregate amount of Losses for which Seller shall be liable for claims made pursuant to Section 8.2 and Article VI hereof, other than with respect to the Seller Title Representations, shall be an amount equal to $4,500,000. All claims made pursuant to Section 8.2 with respect to the Seller Title Representations shall be fully reimbursable and shall not be subject to any limitation or cap.

          (ii) Buyer  Parties' Cap.  Subject to  subsection  (c) of this Section
     8.4. and except as otherwise provided in the immediately following sentence, the maximum aggregate amount of Losses for which Parent shall be liable for claims made pursuant to Section 8.3 hereof, other than with respect to the Buyer Title Representations, shall be an amount equal to $4,500,000. All claims made pursuant to Section 8.3 with respect to the Buyer Title Representations shall be fully reimbursable and shall not be subject to any limitation or cap.

     (c) Thresholds.

          (i) Seller's Threshold. Except as otherwise provided in the immediately following sentence no Buyer Indemnified Party shall seek, or be entitled to, indemnification from Seller pursuant to Section 8.2 until the aggregate amount of Losses incurred or suffered by all Buyer Indemnified Parties under such section exceeds $1,250,000 (the "Seller's Indemnity Threshold"), and once the Buyer Indemnified Parties have incurred or suffered aggregate Losses exceeding the Seller's Indemnity Threshold, the Buyer Indemnified Parties shall be entitled to the full amount of all Losses that exceed the Seller's Indemnity Threshold. All claims made pursuant to Section 8.2 hereof with respect to the Seller Title Representations shall in each case be fully reimbursable and are not subject to the Seller's Indemnity Threshold.

          (ii) Parent's Threshold. Except as otherwise provided in the immediately following sentence, no Seller Indemnified Party shall seek, or be entitled to,
     indemnification   from  Parent  pursuant  to  Section  8.3  until  the
     aggregate amount of Losses incurred or suffered by all Seller Indemnified Parties under such section exceeds $1,250,000 (the "Parent's Indemnity Threshold"), and once the Seller Indemnified Parties have incurred or suffered aggregate Losses exceeding the Parent's Indemnity Threshold, the Seller Indemnified Parties shall be entitled to the full amount of all Seller Claims that exceed the Parent's Indemnity Threshold. All claims made pursuant to Section 8.3 hereof with respect to the Buyer Title Representations shall in each case be fully reimbursable and are not subject to the Parent's Indemnity Threshold.

     8.5 Procedure.

          (a) If any party shall seek indemnification with respect to any Loss or potential Loss arising from a claim asserted by a third party (including a notice of Tax audit or request to waive or extend a statute of limitations applicable to any Tax) for which such party seeking indemnification (the "Indemnified Party") is entitled to indemnification under this Article VIII, then the Indemnified Party shall promptly notify the other party (the "Indemnifying Party") in writing; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party (except to the extent notice is not delivered prior to the expiration of the applicable expiration provision contained in Section 8.1) shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent that) the Indemnifying Party is prejudiced thereby.

     (b) An Indemnifying Party will have the right to defend the Indemnified Party against the claim with counsel of its choice, reasonably satisfactory to the Indemnified Party, so long as (i) the Indemnifying Party notifies the Indemnified Party in writing, within ten (10) days after the Indemnified Party has given notice of the claim, that the Indemnifying Party will satisfy its indemnification obligations to the extent required under this Article VIII, (ii) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the claim and to fulfill its indemnification obligations hereunder, (iii) the claim involves only money damages and does not seek injunctive or other equitable relief, (iv) settlement of, or an adverse judgment with respect to, the claim is not, in the reasonable and good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice or result in an outcome that is materially adverse to the continuing business interests of the Indemnified Party and (v) the Indemnifying Party conducts the defense of the claim actively, diligently and completely. So long as the Indemnifying Party is conducting the defense of the claim in accordance with this Section 8.5(b), (x) the Indemnified Party may participate in the defense of the claim through separate co-counsel, but the retention of any such separate counsel shall be at the sole cost and expense of the Indemnified Party; provided, however, if the named Persons to a lawsuit or other legal action include both the Indemnifying Party and the Indemnified Party and the Indemnified Party has been advised in writing by counsel that there may be one or more legal defenses available to such Indemnified Party that are different from or additional to those available to the Indemnifying Party, the Indemnified Party shall be entitled, at the Indemnifying Party's cost, risk and expense, to separate counsel of its own choosing, (y) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed and (z) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the claim without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed.

     (c) In the event any of the conditions of Section 8.5(b) above is or becomes unsatisfied, however, (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the claim in any manner it may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (ii) subject to Section 8.4, the Indemnifying Party will reimburse the Indemnified Party promptly and periodically for the costs of defending against the claim (including attorneys' fees and expenses reasonably incurred), and (iii) the Indemnifying Party will remain responsible to indemnify the Indemnified Party to the extent required under this Article VIII.

     (d) The parties to this Agreement shall execute such powers of attorney as may be necessary or appropriate to permit participation of counsel selected by any party hereto and, as may be reasonably related to any such claim, shall provide access to the counsel, accountants, and other Representatives of each party during normal business hours and with prior notice to all properties, personnel, books, tax records, Contracts, commitments and all other business records of such other party and will furnish to such other party at such other party's sole expense copies of all documents as may reasonably be requested (certified if requested).

     8.6 Exclusive Remedy. Except for actions grounded in fraud or deceit and except with respect to covenants requiring performance in whole or in part after the Closing, the parties hereto acknowledge and agree that from and after the Closing, the indemnification provisions in this Article VIII shall be the exclusive remedy of Buyer Parties, Seller, Buyer Indemnified Parties and Seller Indemnified Parties with respect to the transactions contemplated by this Agreement and by the Ancillary Agreements. With respect to actions grounded in fraud or deceit and with respect to covenants requiring performance in whole or in part after the Closing, (A) the right of a party to be indemnified and held harmless pursuant to this Article VIII (including the limitations set forth in Section 8.4) shall be in addition to and cumulative of any other remedy of such party at law or in equity and (B) no such party shall, by exercising any remedy available to it under this Article VIII, be deemed to have elected such remedy exclusively or to have waived any other remedy, whether at Law or in equity, available to it.

     8.7 No Right of Contribution. Seller acknowledges and agrees that, upon and after the Closing, York and its Subsidiaries shall not have any liability or obligation to indemnify, save or hold harmless or otherwise pay, reimburse or make any Buyer Indemnified Party or Seller Indemnified Party whole for or on account of any untruth, inaccuracy or incorrectness of, or other breach of, any representation or warranty or the nonfulfillment, nonperformance, nonobservance or other breach or violation of, or default under, any covenant or agreement of Seller, and Seller shall have no right of contribution against York and its Subsidiaries.

     8.8 Insurance Proceeds. Seller and Buyer Parties agree for themselves and on behalf of their respective Affiliates that, with respect to the indemnification provisions contained in this Agreement, all Losses shall be net of any third-party insurance proceeds received by or for the benefit of the Indemnified Party from its own or its Affiliates' insurance policies in connection with the facts giving rise to the right of indemnification (after deducting reasonable costs and expenses incurred in connection with recovery of such proceeds, including deductibles and premium increases).

     8.9 Right to Seek Payment. For so long as any portion of the Escrow Amount remains outstanding and subject to the Escrow Agreement, Seller and Buyer
Parties acknowledge and agree that a Buyer Indemnified Party entitled to indemnification under Articles VIII or VI shall seek payment for Losses, subject to the limitations set forth in Sections 8.4, in the following order (i) first, against the Escrow Amount, and (ii) second, if the Escrow Amount is insufficient for Losses with respect to Seller Title Representations, directly against Seller; provided, however, that the Buyer Indemnified Parties shall not, with respect to any Loss, be entitled to recover more than the amount of such Loss from all such sources in the aggregate.

                                   ARTICLE IX
                                  MISCELLANEOUS

     9.1 Termination.

     (a) This Agreement may be terminated at any time prior to Closing:

          (i) by  Seller  and by  action  of the  board  of  directors  of Buyer
     Parties;

          (ii) by Buyer Parties, on the one hand, or Seller, on the other hand, if the Closing shall not have occurred on or before June 30, 2006 (the "Outside Date"); provided, however, that the right to terminate this Agreement under this Section 9.1(a)(ii) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Transactions to occur on or before such date;

          (iii) by Buyer Parties, on the one hand, or Seller, on the other hand,, if any Governmental Entity shall have issued an Order or taken any other action (including the failure to take action) permanently restraining, enjoining or otherwise prohibiting any of the transactions contemplated by this Agreement, and such Order shall have become final and non-appealable;

          (iv) by Buyer Parties if there is a material breach of any representation or warranty set forth in Articles III or IV hereof or any covenant or agreement to be complied with or performed by Seller pursuant to the terms of this Agreement or the failure of a condition set forth in
     Section 7.1 to be satisfied (and such condition is not waived in writing by Buyer Parties) on or prior to the Closing Date, or the occurrence of any event which results or would result in the failure of a condition set forth in Section 7.1 to be satisfied on or prior to the Closing Date; provided that Buyer Parties may not terminate this Agreement prior to the 30th day following the occurrence of such failure if such failure is capable of being cured and Seller is using reasonable best efforts to cure such failure;

          (v) by Seller if there is a material breach of any representation or warranty set forth in Article II hereof or of any covenant or agreement to be complied with or performed by any Buyer Party pursuant to the terms of this Agreement or the failure of a condition set forth in Section 7.2 to be satisfied (and such condition is not waived in writing by Seller) on or prior to the Closing Date, or the occurrence of any event which results or would result in the failure of a condition set forth in Section 7.2 to be satisfied on or prior to the Closing Date; provided that Seller may not terminate this Agreement prior to the 30th day following the occurrence of such failure if such failure is capable of being cured and Buyer is using reasonable best efforts to cure such failure;

          (vi) by Buyer Parties, if since the date of this Agreement, there shall have been any event, development or change of circumstance that constitutes, has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on York or a material adverse effect on Seller's ability to consummate the transactions contemplated by this Agreement; or

          (vii) by Buyer Parties, on the one hand, or Seller, on the other hand, if the Bexil Purchase Agreement shall have been terminated prior to the consummation of the Bexil Sale and the other transactions contemplated thereby.

          (b) In the Event of  Termination.  In the event of termination of this
     Agreement:

               (i) each party will redeliver all documents, work papers and other material of the other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same;

               (ii) the provisions of the Confidentiality Agreement shall continue in full force and effect; and

               (iii) neither party hereto shall have any Liability to the other party to this Agreement, except:

               (A) with respect to any Losses incurred or suffered by any party as a result of the breach by the other party hereto of any of their representations, warranties, covenants or other agreements set forth in this Agreement;

               (B) if (i) this Agreement is terminated pursuant to Section 9.1(a)(iv) (other than as a result of the failure of a condition set forth in Sections 7.1(b), 7.1(c), 7.1(g), 7.1(h) or 7.1(l)) or (vi),
          then Seller shall be obligated to pay to Buyer Parties an amount equal to the sum of the Buyer Parties' Expenses up to $1,750,000; provided, however, that Seller shall not be obligated to pay the Buyer Parties' Expenses if this Agreement is terminated pursuant to Sections 9.1(a)(i), 9.1(a)(ii), 9.1(a)(iii), 9.1(a)(v) or 9.1(a)(vii); and
          provided, further, that for the avoidance of doubt, in the event that Buyer Parties receive any reimbursement for their Expenses pursuant to the Bexil Agreement such reimbursed Expenses shall be deducted from any reimbursement pursuant to this Section 9.1(a)(iii)(B);

               (C) Upon termination of the Agreement pursuant to Section 9.1(a)(iv) (other than as a result of the failure of a condition set forth in Section 7.1(h)) or (vii), Seller shall not, for a period of fifteen (15) months following such date of termination

          (the "Lock-Up Period"), without the prior written consent of Parent, directly or indirectly, (1) Transfer, or enter into any agreement, option or other arrangement (including any profit sharing arrangement) with respect to the Transfer of any Equity Securities of York held by Seller as of such date of termination and thereafter acquired by Seller during the Lock-Up Period (such Equity Securities held by Seller and thereafter acquired by Seller during the Lock-Up Period, the "Subject Shares") to any Person (other than a Permitted Transferee who agrees in writing, in form and substance reasonably satisfactory to Parent, to be bound by the provisions of this Section 9.1(b)(iii)(C)), (2) grant any proxies, deposit any Subject Shares into any voting trust or enter into any voting arrangement, whether by proxy, voting agreement or otherwise, with respect to the Subject Shares, (3) at any duly called meeting of the stockholders of York, or in any action by written consent of the stockholders of York, vote or consent (or cause to be voted or consented), in favor of any Takeover Proposal, or (4) commit or agree to take any of the foregoing actions described in clauses (1), (2) and (3) above, except as specifically contemplated by this Section 9.1(b)(iii)(C). For the avoidance of doubt, Seller shall be required to pay the Lock-up Termination Fee as provided in this Section 9.1(b)(iii)(C) if York, during the Lock-up Period, enters into any agreement with respect to any Takeover Proposal that, if consummated, would result in the direct or indirect Transfer (by merger, operation of Law or otherwise) of any of the Subject Shares to any Person. Seller is entering into the agreements set forth in this Section 9.1(b)(iii)(C) solely in his capacity as the record and beneficial holder of all of the Subject Shares, and nothing in this Section 9.1(b)(iii)(C) shall limit or affect any actions taken by Seller in his capacity as a director or officer of York to the extent permitted by this Agreement or following termination of this Agreement. The provisions of this Section 9.1(b)(iii)(C) shall automatically be waived by Parent (subject to Section 9.1(b)(iii)(D)) in connection with the execution by York or Seller of a definitive agreement with respect to a Takeover Proposal upon the payment by Seller to Parent of a 50% installment of the fee of $4,000,000 (such $4,000,000 fee, the "Lock-Up Termination Fee"). The Lock-Up Termination Fee is payable as follows: 50% of the Lock-Up Termination Fee in immediately available funds upon the execution of a definitive agreement with respect to such Takeover Proposal (a "Takeover Agreement"); provided that the entire Lock-Up Termination Fee shall be payable upon execution of a Takeover Agreement unless Seller enters into an agreement with Parent in accordance with the provisions of this Section 9.1(b)(iii)(C) and reasonably satisfactory to Parent whereby Seller shall agree to pay the remaining 50% of the Lock-Up Termination Fee to Parent immediately upon consummation of such Takeover Proposal pursuant to such Takeover Agreement (regardless of whether such transaction is consummated during or after the Lock-Up Period). Upon consummation of such Takeover Proposal and the payment of 50% of the Lock-Up Termination Fee described above at such consummation, the provisions of this Section 9.1(b)(iii)(C) shall automatically terminate.

               (D) In the event that a Takeover Agreement is executed during the
          Lock-Up Period, and the related Takeover Proposal is terminated prior to its consummation in accordance with the Takeover Agreement or otherwise, (i) Seller shall not consummate for a period of six months after the end of the Lock-Up Period any Takeover Proposal with the purchaser or purchasers (or any of such purchasers' Affiliates) party to such Takeover Agreement without the payment to Parent of the 50% balance of the Lock-Up Termination Fee, at which time Seller's obligations under Section 9.1(b)(iii)(C) shall automatically terminate, (ii) Seller may enter into a separate Takeover Agreement during the Lock-Up Period upon the execution of an agreement by Seller to Parent in accordance  with the provisions of Section 9.1(b)(iii)(C) and reasonably satisfactory to Parent, whereby Seller shall agree to pay the 50% balance of the Lock-Up Termination Fee to Parent immediately upon consummation of the new Takeover Proposal pursuant to such new Takeover Agreement (regardless of whether such transaction is consummated during or after the Lock-Up Period), and upon payment of such balance, Seller's obligations under Section 9.1(b)(iii)(C) shall automatically terminate, and (iii) the Lock-Up Period shall continue in full force and effect in accordance with Section 9.1(b)(iii)(C). Nothing in
          Section 9.1(b)(iii)(C) or Section 9.1(b)(iii)(D) shall extend the term of the Lock-Up Period.

               (c) Payments. Payment of Expenses pursuant to Section 9.1(b)(iii)(B) shall be made not later than three business days after delivery to Seller of notice of demand for payment and a documented itemization setting forth in reasonable detail all Expenses of Buyer Parties (which itemization may be supplemented and updated from time to time by Buyer Parties until the 90th day after such party delivers such notice of demand for payment without postponing the time for payment of previously submitted Expenses). All payments under Section
          9.1 shall be made by wire transfer of immediately available funds to an account designated by Buyer Parties. Seller and Buyer Parties acknowledge that the agreements contained in this Section 9.1 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, Buyer Parties would not enter into this Agreement. Accordingly, if Seller fails promptly to pay any amount due to Buyer Parties pursuant to this Section 9.1 and, in order to obtain such payment, Buyer Parties commence a suit which results in a judgment against Seller for the fees and expenses set forth in this
          Section 9.1, Seller shall pay to the Buyer Parties their costs and expenses (including reasonable attorney's fees and expenses) incurred in connection with such suit, together with interest on the aggregate amount of the fees and expenses at a rate equal to the prime rate reported in the Wall Street Journal on the date such payment was required to be made pursuant to Section 9.1 plus two (2) percent.

               9.2 Notices. All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given when delivered personally or when sent by telex, telecopy or other electronic or digital transmission method (including, but not limited to, in portable document format by electronic mail) or three (3) business days after being mailed by registered or certified mail, return receipt requested, postage prepaid, to the party to whom it is directed or one (1) business day after being sent via a nationally recognized courier service for next business day delivery, to the party to whom it is directed:

                           If to any Buyer Party, to:

                           c/o Odyssey Investment Partners, LLC
                           280 Park Avenue, 38th Floor West
                           New York, NY  10017
                           Attention:  Douglas Rotatori
                                        Jeffrey McKibben
                           Facsimile:  (212) 351-7925
                           E-Mail:  drotatori@odysseyinvestment.com
                                     jmckibben@odysseyinvestment.com

                           With copies to:


                           Latham & Watkins LLP
                           885 Third Avenue
                           Suite 1000
                           New York, NY 10022
                           Attention:  Robert F. Kennedy, Esq.
                           Facsimile:  (212) 751-4864
                           E-Mail:  robert.kennedy@lw.com

                           If to Seller, to:

                           Thomas C. MacArthur
                           4 Fox Run
                           Randolph, NJ 07869
                           Facsimile:  (973) 328-7646
                           E-Mail:  tom.macarthur@york-claims.com

                           With copies to:


                           Wilson, Elser, Moskowitz, Edelman & Dicker LLP 150 East 42nd Street
                           New York, NY  10017
                           Attention:  Jerry B. Black, Esq.
                           Facsimile:  (212) 490-3838
                           E-Mail:  jerry.black@wilsonelser.com

or for any party, at such other address as such party shall have specified in writing to each of the others in accordance with this Section 9.2.

     9.3 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but such counterparts together shall constitute one and the same instrument.

     9.4 Section Headings. The section headings of this Agreement are for convenience of reference only and shall not be deemed to limit or affect any of the provisions hereof.

     9.5 Amendments; No Waivers.

     (a) Any provision of this Agreement may be waived or amended if, and only if, such amendment or waiver is in writing and signed by each of the parties hereto.

     (b) No failure by any party hereto to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement, or to exercise any right or remedy consequent upon a breach hereof, shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition hereof.

     9.6 Entire Agreement; No Assignment. This Agreement (including the Exhibits hereto, the Seller Disclosure Schedule and any amendments hereto), the Ancillary Agreements and the Confidentiality Agreement (a) constitute the entire agreement and understandings of the parties hereto and supersedes all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof, including, without limitation, the letter of intent dated September 27, 2005 and (b) are not intended to confer upon any other Person any rights or remedies hereunder, and this Agreement shall not be assigned, by operation of Law or otherwise prior to the Closing; provided that Buyer Parties may assign their rights under this Agreement to any of its Affiliates and to any lender(s) (or any agent on their behalf) providing financing for the transactions contemplated hereby upon prior notice to Seller; provided further, that no such assignment shall relieve Buyer Parties of their obligations hereunder.

     9.7 Governing Law. This Agreement and all claims arising out of or relating to it shall be governed by and construed in accordance with the Laws of the State of New York, without consideration to the principles of conflicts of law thereof that would result in the application of any Law other than the Law of the State of New York.

     9.8 Severability. If it is determined by a court of competent jurisdiction that any provision of this Agreement is invalid under applicable law, such provision shall be ineffective only to the extent of such invalidity, without invalidating the remainder of this Agreement.

     9.9 Cumulative Remedies. All rights and remedies of either party hereto are cumulative of each other and of every other right or remedy such party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

     9.10 Jurisdiction. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO AND ACCEPTS FOR ITSELF AND ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF AND SERVICE OF PROCESS PURSUANT TO THE LAWS AND RULES OF THE STATE OF NEW YORK AND THE UNITED STATES OF AMERICA AND THE RULES OF COURTS OF THE STATE OF NEW YORK AND THE FEDERAL COURTS IN THE SOUTHERN DISTRICT OF NEW YORK, WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY ARISING UNDER OR OUT OF, IN RESPECT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY RELATED DOCUMENT OR OBLIGATION. EACH PARTY FURTHER IRREVOCABLY DESIGNATES AND APPOINTS THE INDIVIDUAL IDENTIFIED IN OR PURSUANT TO SECTION 9.2 HEREOF TO RECEIVE NOTICES ON ITS BEHALF, AS ITS AGENT TO RECEIVE ON ITS BEHALF SERVICE OF ALL PROCESS IN ANY SUCH ACTION BEFORE ANY BODY, SUCH SERVICE BEING HEREBY ACKNOWLEDGED TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. A COPY OF ANY SUCH PROCESS SO SERVED SHALL BE MAILED BY REGISTERED MAIL TO EACH PARTY AT ITS ADDRESS PROVIDED IN SECTION 9.2. IF ANY AGENT SO APPOINTED REFUSES TO ACCEPT SERVICE, THE DESIGNATING PARTY HEREBY AGREES THAT SERVICE OF PROCESS SUFFICIENT FOR PERSONAL JURISDICTION IN ANY ACTION

AGAINST IT IN THE  APPLICABLE  JURISDICTION  MAY BE MADE BY  REGISTERED  OR
CERTIFIED MAIL,  RETURN RECEIPT  REQUESTED,  TO ITS ADDRESS  PROVIDED IN SECTION
9.2. EACH PARTY HEREBY ACKNOWLEDGES THAT SUCH SERVICE SHALL BE EFFECTIVE AND BINDING IN EVERY RESPECT. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF ANY PARTY TO BRING ANY ACTION OR PROCEEDING AGAINST THE OTHER PARTY IN ANY OTHER JURISDICTION.

     9.11 Attorneys' Fees. In the event of any proceeding arising out of or related to this Agreement, the prevailing party shall be entitled to recover from the losing party all of its costs and expenses incurred in connection with such proceeding, including court costs and reasonable attorneys' fees, whether or not such proceeding is prosecuted to judgment.

                                    ARTICLE X
                                   DEFINITIONS

     10.1 General. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires,

     (a) The terms defined in this Article X include the plural as well as the singular,

     (b) All accounting terms not otherwise defined herein have the meanings assigned under GAAP,

     (c) All references in this Agreement to designated "Articles," "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of the body of this Agreement,

     (d) Pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms, and

     (e) The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

     10.2 Definitions. As used in this Agreement and the Exhibits and Schedules delivered pursuant to this Agreement, the following definitions shall apply:

     "Acquisition Date" means January 18, 2002.

     "Action" means any action, complaint, petition, investigation, suit or other proceeding, whether civil or criminal, in Law or in equity, or before any arbitrator or Governmental Entity.

     "Affiliate" means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, a specified Person.

     "Aggregate Funded Debt Borrowings" means the net increase of Funded Debt (if any) (other than Capitalized Leases) from May 31, 2005 until the Closing Date.

     "Aggregate Funded Debt Repayments" means the net reduction of Funded Debt (if any) (other than Capitalized Leases) from May 31, 2005 until the Closing Date.

     "Agreement" means this Agreement by and among Buyer, Parent and Seller, as amended or supplemented, together with all Exhibits and Schedules attached or incorporated by reference.

     "AIG" means, together with its Affiliates and Subsidiaries, American International Group, Inc.

     "Ancillary   Agreements"  means  the  Stockholders   Agreement,   Executive
Stockholders Agreement, the Management Services Agreement, the Employment Agreement and the Escrow Agreement.

     "Approval" means any approval, authorization, consent, qualification or registration, or any waiver of any of the foregoing, required to be obtained from, or any notice, statement or other communication required to be filed with or delivered to, any Governmental Entity or which is material in the case of any other Person.

     "Associate" of a Person means (a) a corporation or organization (other than York or a party to this Agreement) of which such Person or any Associate is an officer, director or partner or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of Equity Securities, (b) any trust or other estate in which such Person or any Associate has a substantial beneficial interest or as to which such Person serves as trustee or in a similar capacity and (c) any relative or spouse of such Person or any relative of such spouse who has the same home as such Person.

     "Audited Financial Statements" has the meaning set forth in Section 3.7(a) hereof.

     "Bexil" has the meaning set forth in the third recital to this Agreement.

     "Bexil Sale" has the meaning set forth in the third recital of this Agreement

     "Bexil Shares" has the meaning set forth in the third recital of this Agreement.

     "Books and Records" shall mean (a) all records and lists of York and its Subsidiaries pertaining to their respective assets, (b) all records and lists pertaining to the business, customers, suppliers or personnel of York and its Subsidiaries, (c) all product, business and marketing plans of York and its Subsidiaries and (d) all books, ledgers, files, reports, plans, drawings and operating records of every kind maintained by York and its Subsidiaries.

     "Buyer" has the meaning set forth in the preamble to this Agreement.

     "Buyer  Indemnified  Parties"  has the  meaning  set forth in  Section  8.2 hereof.

     "Buyer Parties" has the meaning set forth in the preamble to this Agreement.

     "Buyer Title Representations" has the meaning set forth in Section 8.1.

     "Capitalized Leases" means leases required to be capitalized for financial reporting purposes in accordance with GAAP.

     "Cash" means cash and cash equivalents (including marketable securities) of York and its Subsidiaries as would be reflected on a consolidated balance sheet of York and its Subsidiaries prepared in accordance with GAAP.

     "Cash Amount" means $110,000,000 less the sum of (a) the Purchase Price (as defined in the Bexil Purchase Agreement) paid for the Bexil Shares pursuant to the Bexil Purchase Agreement, (b) 50% of the aggregate amount of Funded Debt as of May 31, 2005 (other than Capitalized Leases), (c) the greater of: (x) the sum of the Stockholder Distributions and Aggregate Funded Debt Repayments and (y) the sum of the Aggregate Funded Debt Borrowings and the Cash Deficiency Amount; provided, however, for the avoidance of doubt, if the amounts obtained from the calculations in items (x) and (y) of this clause (c) are identical, then this clause (c) shall equal the amount obtained from the calculation set forth in item (x), and (d) the Company Transaction Expenses.

     "Cash Consideration Per Share" means the Cash Amount divided by the MacArthur Shares.

     "Cash  Deficiency  Amount"  means the  amount  (if  positive)  by which (a)
$7,800,000 exceeds (b) Cash as of the Closing Date. "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. Sections 9601, et seq., and the regulations promulgated thereunder.

     "Closing" means the consummation of the Transactions and the other transactions contemplated by this Agreement.

     "Closing Date" has the meaning set forth in Section 1.4 hereof.

     "Closing  Purchase Price  Certificate" has the meaning set forth in Section
5.9 hereof.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the applicable regulations thereunder.

     "Commitment Letters" has the meaning set forth in Section 2.7 hereof.

     "Company Transaction Expenses" means (i) any prepayment, redemption or defeasance premiums or penalties or LIBOR breakage fees incurred by York or its Subsidiaries in connection with the repayment, redemption or defeasance of Funded Debt (including, without limitation, any Funded Debt outstanding pursuant to the Wachovia Agreement or the Loan and Security Agreement) at or prior to Closing in connection with the transactions contemplated by this Agreement, (ii) fees and expenses of counsel, accountants, investment bankers, financial advisors, experts and consultants to York or any of its Subsidiaries incurred in connection with this Agreement and the transactions contemplated hereby, (iii) the EAR Cash Amount, (iv) any payment or promises for payment made by York or its Subsidiaries to management, executives or other employees as a result of the transactions contemplated by this Agreement, (v) cash fees paid to third parties that are parties to Contracts with York or any of its Subsidiaries in order to obtain the consent of such third parties to this Agreement and the transactions contemplated hereby or due to the vesting of any payment right as a result of such transactions and (vi) the costs and expenses incurred by York (not otherwise reimbursed by Seller and Bexil) in connection with the Stockholder Distributions (including, without limitation, the costs and expenses of entering into the Wachovia Agreement).

     "Confidentiality Agreement" means that certain Confidentiality Agreement between Odyssey Investment Partners, LLC and Chapman Associates dated as of March 18, 2005.

     "Contract"  means  any  agreement,  arrangement,  bond,  insurance  policy,
commitment,   franchise,  indemnity,  indenture,   instrument,  lease,  license,
insurance policy or understanding, whether or not in writing.

     "Contribution Amount" means $10,000,000.

     "Default" shall mean (a) a breach of or default under any Contract, License or Permit, (b) the occurrence of an event that with the passage of time or the giving of notice or both would constitute a breach of or default under any Contract, License or Permit, or (c) the occurrence of an event that with or without the passage of time or the giving of notice or both would give rise to a right of termination, renegotiation or acceleration under any Contract, License or Permit.

     "EAR Cash Out Amount" has the meaning set forth in Section 5.12 hereof.

     "EAR Plan" means that Key Contributor Recognition and Long-Term Incentive Compensation Plan adopted by York on April 4, 2003 and becoming effective on January 1, 2003, granting EARs to selected executives and other key contributors.

     "EARs" mean those stock appreciation rights, referred to as Enterprise Appreciation Rights in the EAR Plan, granted to selected executives and other key contributors under the EAR Plan.

     "Effective Time" has the meaning set forth in Section 5.15 hereof.

     "Employment Agreement" means that certain employment agreement, dated as of the date hereof, by and between Parent and Seller, attached hereto as Exhibit I.

     "Encumbrance" means any claim, charge, easement, encumbrance, lease, covenant, security interest, mortgage, lien, option, pledge, rights of others, restriction (whether on voting, sale, transfer, disposition or otherwise), or other encumbrance whatsoever, whether imposed by agreement, understanding, law, equity or otherwise, except for any restrictions on transfer generally arising under any applicable federal or state securities Law.

     "Equity Securities" means any capital stock or other equity interest or any securities convertible into or exchangeable for capital stock or any other rights, warrants or options to acquire any of the foregoing securities.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the related regulations and published interpretations.

     "ERISA Affiliate" means any entity which is considered one employer with York or any of its Subsidiaries under Section 4001 of ERISA or Section 414 of the Code.

     "Escrow Agreement" has the meaning set forth in Section 1.2(c) hereof.

     "Escrow Amount" means $4,500,000.

     "Escrow Amount Per Share" means the Escrow Amount divided by the MacArthur Shares (other than the MacArthur Contribution Shares).

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Executive  Stockholders  Agreement"  has the  meaning set forth in Section
2.10 hereof.

     "Existing Stockholders Agreement" has the meaning set forth in Section 1.5(a)(iii) hereof.

     "Executives" has the meaning set forth in Section 7.1(i) hereof.

     "Expenses" includes all reasonable out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, lenders, financing sources, experts and consultants to a party hereto and its Affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the Bexil Purchase Agreement and the transactions contemplated hereby and thereby.

     "Financial Statements" has the meaning set forth in Section 3.7(a) hereof.

     "Funded Debt" means, without duplication, the sum of (a) all principal and accrued (but unpaid) interest owing by York or any of its Subsidiaries for debt for borrowed money owed or evidenced by letters of credit, notes, bonds or similar instruments, (b) all obligations of York or any of its Subsidiaries as lessee or lessees under Capitalized Leases, (c) indebtedness of any Person other than York or any of its Subsidiaries guaranteed in any manner by York or any of its Subsidiaries (whether as a guarantor or a surety), and (d) mark-to-market losses on hedging arrangements as would be reflected on a consolidated balance sheet of York prepared in accordance with GAAP; provided that notwithstanding the foregoing, in no event shall "Funded Debt" include liabilities or obligations of York or any of its Subsidiaries incurred or arranged by Buyer Parties or their respective Affiliates in connection with the transactions contemplated hereby.

     "GAAP" means accounting principles generally accepted in the United States of America, including generally accepted accounting principles as interpreted by the SEC.

     "Governmental Entity" means any governmental or regulatory body, agency, bureau, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.

     "Hazardous Substance" shall mean: (a) any "Hazardous Substance" as defined in CERCLA and (b) any substances that are defined or listed in, or otherwise classified or regulated pursuant to, any other applicable Laws as "hazardous substances," "hazardous materials," "hazardous wastes" or "toxic substances," or for which exposure to or use of is prohibited, limited or regulated by reason of deleterious properties such as ignitibility, corrosivity, reactivity, radioactivity, carcinogenicity, reproductive toxicity or "EP toxicity."

     "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

     "Indemnified Party" has the meaning set forth in Section 8.5(a) hereof.

     "Indemnifying Party" has the meaning set forth in Section 8.5(a) hereof.

     "Intellectual Property" means (i) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all provisionals, reissuances, continuations, continuations-in-part, divisions, revisions, extensions, and reexaminations thereof, (ii) all trademarks, service marks, trade dress, logos, brand names, trade names, domain names and corporate names, together with all translations, adaptations, derivations, and combinations thereof, and all applications, registrations, and renewals in connection therewith, (iii) all copyrightable works, all copyrights, any and all website content, and all applications, registrations, and renewals in connection therewith, (iv) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, research records, records of inventions, test information, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), and (v) all source code and object code versions of computer software (including data and related documentation).

     "Interim Balance Sheet" shall mean the unaudited consolidated balance sheet of York and its Subsidiaries, dated as of November 30, 2005 included in the Interim Financial Statements.

     "Interim Financial Statements" has the meaning set forth in Section 3.7(a) hereof.

     "IRS" means the Internal Revenue Service or any successor.

     "Knowledge" or "to its best knowledge" and like terms shall mean, with respect to (i) York, the actual knowledge of Thomas C. MacArthur; (ii) Buyer Parties, the actual knowledge of Douglas Rotatori and Jeffrey McKibben and (iii) Seller, the actual knowledge of Thomas C. MacArthur; provided that, in each case, knowledge of a particular fact or other matter shall also be deemed to exist if any individual could reasonably be expected to be aware of such fact or other matter after a reasonable inquiry concerning the existence of such fact or other matter.

     "Law" means any constitutional provision, laws, statutes, ordinances, regulations, rules, notice requirements, court decisions, agency guidelines, interpretations, principles of law and Orders of any Governmental Entity, including without limitation environmental laws, energy, motor vehicle safety, public utility, zoning, building and health codes, occupational safety and health and laws respecting employment practices, employee documentation, terms and conditions of employment and wages and hours.

     "Leased Property" has the meaning set forth in Section 3.10(b) hereof.

     "License" means any consent, certificate of authority, authorization, Approval or any written waiver of the foregoing, required to be issued by any state insurance department.

     "Loan and Security Agreement" means that certain Loan and Security Agreement between Merchants New York Commercial Corp. and York, York Claims Service, Inc., York STB, Inc., York SCI, Inc. and York Claims Service of Nevada, Inc., dated as of January 18, 2002.

     "Lock-Up Period" has the meaning set forth in Section 9.1(b)(iii)(C) hereof.

     "Lock-Up   Termination   Fee"  has  the   meaning   set  forth  in  Section
9.1(b)(iii)(C) hereof.

     "Loss" means any action, cost, damage, disbursement, expense, liability, loss, deficiency, diminution in value, obligation, penalty or settlement of any kind or nature, whether foreseeable or unforeseeable, including, without limitation, interest or other carrying costs, penalties, legal, accounting and other professional fees and expenses incurred in the investigation, collection, prosecution and defense of claims and amounts paid in settlement, that may be imposed on or otherwise incurred or suffered by the specified Person.

     "MacArthur Contribution" has the meaning set forth in the first recital of this Agreement.

     "MacArthur  Contribution  Amount" means the amount obtained (rounded to the
nearest  whole  share)  by  dividing  the   Contribution   Amount  by  the  Cash
Consideration Per Share.

     "MacArthur Contribution Shares" has the meaning set forth in the first recital of this Agreement.

     "MacArthur Sale" has the meaning set forth in the first recital of this Agreement.

     "MacArthur Sale Amount" means the MacArthur Shares less the MacArthur Contribution Amount.

     "MacArthur Shares" has the meaning set forth in the first recital of this Agreement.

     "MacArthur Transactions" has the meaning set forth in the first recital of this Agreement.

     "Management Services Agreements" means that certain management services agreement to be entered into on or prior to the Closing Date by and between Parent and Odyssey Investment Partners, LLC, substantially in the form of Exhibit H hereto, as such agreement may be modified at the request of Parent's financing sources in a manner not adverse to the interests of Seller.

     "Material Adverse Effect" means, with respect to any Person, any adverse change in the condition (financial or otherwise), business or results of operations of such Person or any of its Subsidiaries which is material to such Person and its Subsidiaries, taken as a whole, other than any change or effect resulting from or arising out of (A) changes or conditions generally affecting the industries or segments in which such Person operates or (B) changes in local, regional or national general economic, market or political conditions which, in the case of (A) or (B), is not specifically related to, or does not have a materially disproportionate effect (relative to other industry participants) on, such Person.

     "Material Agreement" has the meaning set forth in Section 3.11(a) hereof.

     "Merger" has the meaning set forth in Section 5.15 hereof.

     "Net Consideration Per Share" means the Cash Consideration Per Share less the Escrow Amount Per Share.

     "Order" means any decree, injunction, judgment, order, ruling, assessment or writ of any Governmental Entity.

     "Other Stockholders Agreement" has the meaning set forth in Section 2.10 hereof.

     "Outside Date" has the meaning set forth in Section 9.1(a)(ii) hereof.

     "Parent" has the meaning set forth in the preamble to this Agreement.

     "Parent   Capitalization"   means  the  aggregate   amount  of  the  equity
contributions made to, and aggregate purchase price of capital stock purchases from, Parent by any Persons, other than Seller, in connection with the Closing.

     "Parent Capitalization Shares" means the aggregate number of issued and outstanding shares of Parent Common Stock upon the Closing (other than Rollover Shares).

     "Parent Common Stock" has the meaning set forth in Section 2.10 hereof.

     "Parent's Indemnity Threshold" has the meaning set forth in Section 8.4(c)(ii) hereof.

     "Permit" means any franchise, Order or Approval or any waiver of the foregoing, required to be issued by any Governmental Entity.

     "Permitted Liens" means (a) statutory Encumbrances of landlords, carriers, warehousemen, mechanics and materialmen and other Encumbrances imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, (b) Encumbrances incurred or deposits made in the ordinary course in connection with workers' compensation, unemployment insurance and similar obligations, (c) interests in equipment under Capitalized Leases or equipment leases, entered into in the ordinary course of business and not exceeding a total of $1.0 million, (d) liens, claims or charges for taxes, assessments or governmental charges or claims the payment of which is not yet due, or which are being disputed in good faith and for which adequate reserve has been made, (e) Encumbrances incurred or deposits made in the ordinary course of business to landlords, utilities and other service providers, and (f) Encumbrances to which the interest of a lessee or sublessee may be subject under a superior lease; provided that none of the foregoing (a) through (f) shall be material to the business of York and its Subsidiaries either individually or in the aggregate.

     "Permitted Transferee" means (i) any member of Seller's immediate family or lineal descendants of Seller (the "Permitted Family Members"), (ii) trusts for the benefit of Permitted Family Members, and (iii) upon Seller's death, Seller's executors, administrators, testamentary trustees, legatees and beneficiaries; provided that, in the case of subclause (i) and (ii), Seller retains the sole and exclusive right to vote or dispose of any Subject Shares transferred to the Permitted Family Member or trust.

     "Person" means an association, a corporation, an individual, a partnership, a trust, a firm or any other entity, group or organization, including a Governmental Entity.

     "Plans" has the meaning set forth in Section 3.14(a) hereof.

     "Post-Closing Partial Period" has the meaning set forth in Section 6.1 hereof.

     "Pre-Closing  Partial  Period"  has the  meaning  set forth in Section  6.1 hereof.

     "Purchase Price" has the meaning set forth in Section 1.2 hereof.

     "Real Property Leases" has the meaning set forth in Section 3.10(b) hereof.

     "Reference Balance Sheet Date" means May 31, 2005.

     "Reference Financial Statements" has the meaning set forth in Section 3.7(a) hereof.

     "Registered Intellectual Property" has the meaning set forth in Section 3.16(a) hereof.

     "Representative" shall mean any officer, director, principal, attorney, advisor, agent, employee or other representative.

     "Rollover Ratio" means the amount obtained (rounded to four decimal places) by dividing (a) the Parent Capitalization by (b) the sum of the Parent Capitalization and the Contribution Amount.

     "Rollover Shares" means the number of shares of common stock of Parent (rounded to the nearest whole share) equal to (a) the quotient obtained by dividing the (i) Parent Capitalization Shares by (ii) Rollover Ratio minus (b) the Parent Capitalization Shares.

     "SEC" means the United States Securities and Exchange Commission.

     "Securities Act" has the meaning set forth in Section 2.8(a) hereof.

     "Seller" has the meaning set forth in the preamble to this Agreement.

     "Seller Disclosure Schedule" means the Seller Disclosure Schedule dated the date hereof and delivered by York to Buyer Parties and annexed hereto. The Sections of the Seller Disclosure Schedule shall be numbered to correspond to the applicable Section of this Agreement. Any information disclosed on any Seller Disclosure Schedule shall be deemed to be disclosed to Buyer Parties for purposes of any representation or warranty in this Agreement the relevance of which is apparent on the face of such disclosure.

     "Seller's Indemnity Threshold" has the meaning set forth in Section 8.4(c)(i) hereof.

     "Seller  Indemnified  Parties"  has the  meaning  set forth in Section  8.3 hereof.

     "Seller Title Representations" has the meaning set forth in Section 8.1 hereof.

     "Shares" means the common shares of York.

     "Stock Option Plan" has the meaning set forth in Section 2.10 hereof.

     "Stockholder Distributions" means the aggregate amount of cash payments made by York to Seller or Bexil (including, without limitation, with respect to any management or consulting fees) since the Reference Balance Sheet Date; provided, however, with respect to Seller, any payments by York to Seller in his capacity as a director, officer or employee of York shall not be deemed to be Stockholder Distributions.

     "Stockholders Agreement" means that certain stockholders agreement, dated as of the date hereof, by and among Parent, Seller and Odyssey Investment Partners Fund III, LP, a Delaware limited partnership, attached hereto as Exhibit J.

     "Subject Shares" has the meaning set forth in Section 9.1(b)(iii)(C) hereof.

     "Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company or other organization, whether incorporated or unincorporated, of which such Person or any other subsidiary of such Person beneficially owns a majority of the voting or equity securities, provided, however, that, with respect to York the term "Subsidiary" shall include Underground Tank Storage Management, a Florida general partnership.

     "Takeover Agreement" has the meaning set forth in Section 9.1(b)(iii)(C) hereof.

     "Takeover Proposal" means any proposal or offer from any Person (other than Buyer Parties and its Affiliates) providing for any: (a) acquisition (whether in a single transaction or a series of related transactions) of assets of York having a fair market value equal to 10% or more of York's consolidated assets,
(b) direct or indirect acquisition (whether in a single transaction or a series of related transactions) of 10% or more of the voting power of York, (c) direct or indirect acquisition (whether in a single transaction or a series of related transactions) of any of the MacArthur Shares, (d) tender offer or exchange offer that if consummated would result in any

Person beneficially owning 10% or more of the voting power of York, or (e) merger, consolidation, share exchange, business combination, recapitalization or similar transaction involving York in each case, other than the Transactions.

     "Tax" or "Taxes" means (i) taxes of any kind, levies or other like assessments, imposts, charges or fees, including, without limitation, income, gross receipts, ad valorem, value added, excise, real or personal property, asset, sales, use, license, payroll, transaction, capital, net worth and franchise taxes, escheat liability or other similar property rights asserted by any Governmental Entity or governmental authority, estimated taxes, withholding, employment, social security, workers compensation, utility, severance production, unemployment compensation, occupation, premium, windfall profits, transfer and gains taxes or other governmental taxes imposed or payable to the United States, or any state, county, local or foreign government or subdivision or agency thereof, and in each instance such term shall include any interest, penalties or additions to tax attributable to any such Tax and (ii) any liability for Taxes of another Person as a transferee, successor, by operation of Law, contract or otherwise.

     "Taxpayer" or "Taxpayers" means York and/or its Subsidiaries.

     "Tax Return" means any report, return, statement, estimate, extension request, declaration, notice, form or other information required to be supplied to a taxing authority in connection with Taxes.

     "Transaction Expense Statement" has the meaning set forth in Section 5.9 hereof.

     "Transactions" has the meaning set forth in the third recital of this Agreement.

     "Transfer" means a transfer, sale, assignment, pledge, hypothecation or other disposition, exchange or encumbrance of or a grant of a participation interest in (whether by merger, operation of Law, contract or otherwise), including any Transfer of a voting or economic interest in, Equity Securities or other property.

     "Vested EARs" has the meaning set forth in Section 5.12 hereof.

     "Wachovia Agreement" means that certain loan agreement, dated December 14, 2005, by and between Wachovia, as lender, and York, as borrower.

     "Wachovia Bank" means Wachovia Bank, National Association.

     "Year-End Compensation Arrangements" means salary adjustments, bonus payments and other compensation payments made at the end of or for calendar year 2005 to directors, officers, employees, consultants or agents of York or its Subsidiaries which are consistent in all material respects with prior years' practices relating thereto and amounts thereof. The Year-End Compensation Arrangements for ten key management personnel and for each department of York (on an aggregate basis) are set forth on Schedule 5.2(n) of the Seller Disclosure Schedule.

     "York" has the meaning set forth in the first recital to this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written:


                           THOMAS C. MACARTHUR



                           /s/ Thomas C. Macarthur









                        YORK INSURANCE HOLDINGS, INC., a Delaware corporation



                           By:   /s/ Douglas W. Rotatori
                           Name: Douglas W. Rotatori
                           Title: CEO and President





                        YORK INSURANCE ACQUISITION, INC., a Delaware corporation



                           By: : /s/ Douglas W. Rotatori
                           Name: Douglas W. Rotatori
                           Title: CEO and President